EXHIBIT 2.1
                                                                     -----------




                              AMENDED AND RESTATED
                          AGREEMENT AND PLAN OF MERGER


                                  by and among

              Harvest Restaurant Group, Inc., a Texas Corporation,
                       Hartan, Inc., a Texas Corporation,

                                       and

               TRC Acquisition Corporation, a Georgia Corporation


                          Dated as of December 27, 1998




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                                TABLE OF CONTENTS
                                -----------------

                                                                            PAGE
                                                                            ----

ARTICLE I. CONDITIONS TO OBLIGATION OF THE PARTIES............................3

  Section 1.1  Conditions to Obligations......................................3
  Section 1.2  Contemplated Transactions......................................3
        1.2.1  Financing......................................................3
        1.2.2  New Board of Directors and Executive Officers..................4
        1.2.3  Employment and Severance Agreements............................4
        1.2.4  Settlement of Liabilities......................................4
        1.2.5  Amendment or Correction of Harvest Articles of Incorporation...4

ARTICLE II. FEASIBILITY PERIOD................................................4

  Section 2.1  Feasibility Study..............................................4
  Section 2.2  Pre-Closing Documents to be Delivered..........................4

        2.2.1  Financial Statements...........................................4
        2.2.2  Asset List.....................................................4
        2.2.3  Leases.........................................................5
        2.2.4  Contracts......................................................5
        2.2.5  Certificates...................................................5
        2.2.6  Taxes..........................................................5
        2.2.7  Litigation.....................................................5
        2.2.8  Violations.....................................................5
        2.2.9  Organizational Documents.......................................5


ARTICLE III. THE CLOSING......................................................5


  Section 3.1  Closing........................................................5
        3.1.1  Time and Place of Closing......................................5
        3.1.2  Actions of Harvest at Closing..................................5

              3.1.2.1  Resignations...........................................6
              3.1.2.2  Certificate of Harvest.................................6
              3.1.2.3  Corporation Resolutions................................6
              3.1.2.4  Exchange of Shares  ...................................6
        3.1.3 Actions of TRC at Closing.......................................6
              3.1.3.1  Resignations...........................................6
              3.1.3.2  Certificate of TRC.....................................6
              3.1.3.3  Corporation Resolutions................................6

        3.1.4 Effective Date..................................................6
        3.1.5 Actions of Hartan at Closing....................................7
              3.1.5.1  Resignations...........................................7
              3.1.5.2  Certificate of Hartan..................................7
              3.1.5.3  Corporate Resolutions..................................7

ARTICLE IV. EXCHANGE OF SHARES................................................7

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  Section 4.1 Exchange of Shares..............................................7
        4.1.1 Exchange of TRC Common Stock....................................7
        4.1.2 Exchange of TRC Options.........................................7
        4.1.3 Exchange of TRC Warrants........................................8
        4.1.4 Exchange of Rick Tanner Note and TRC Class A Preferred Stock....9
        4.1.5 Exchange of Santa Cruz Squeeze, Inc. Note.......................9
  Section 4.2 Exchange Procedure..............................................9
        4.2.1 TRC Common Stock................................................9
        4.2.2 TRC Class A Preferred Stock.....................................9
  Section 4.3 Appraisal Rights................................................9
  Section 4.4 Merger Procedure................................................9

ARTICLE V. TRC REPRESENTATIONS AND WARRANTIES.................................10

  Section 5.1 TRC's Representations and Warranties ...........................10
        5.1.1 Capitalization..................................................10
              5.1.1.1  Authorized Stock ......................................10
              5.1.1.2  Issued Capital Stock...................................10
        5.1.2 Organization Standing and Power.................................10
        5.1.3 Subsidiaries....................................................11
        5.1.4 Title to Assets.................................................11
        5.1.5 Other Relationships.............................................11
        5.1.6 Other Transactions..............................................11
        5.1.7 Undisclosed Liabilities.........................................11
        5.1.8 Absence of Certain Changes or Events............................11
        5.1.9 Condition of Assets.............................................11
        5.1.10 Compliance With Law............................................11
        5.1.11 Contracts......................................................12
        5.1.12 Permits, Licenses, Consents....................................12
        5.1.13 Absence of Defaults............................................12
        5.1.14 Litigation.....................................................13
        5.1.15 No Breach or Violation of Law..................................13
        5.1.16 Validity and Authorization.....................................13
        5.1.17 Completeness; No Misrepresentations............................13
        5.1.18 Tax Matters....................................................13
        5.1.19 Financial Statements...........................................13
        5.1.20 Full Disclosure................................................14
        5.1.21 Absence of Certain Changes and Events..........................14
        5.1.22 Taxes..........................................................16
        5.1.23 Intellectual Property..........................................17
        5.1.24 Books and Records..............................................19
        5.1.25 Leased Properties..............................................19
        5.1.26 Employees and Employee Benefit Plans...........................20
        5.1.27 Compensation...................................................21
        5.1.28 Insurance......................................................21
        5.1.29 Full Disclosure................................................21

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ARTICLE VI. TRC'S COVENANTS...................................................21

  Section 6.1 Continuation of Business........................................21
  Section 6.2 No Solicitation.................................................21

ARTICLE VII. HARVEST'S AND HARTAN'S REPRESENTATIONS AND WARRANTIES............22

  Section 7.1 Harvest's and Hartan's Representations and Warranties...........22
        7.1.1 Capitalization..................................................22
              7.1.1.1 Authorized Stock........................................22
              7.1.1.2 Issued Common Stock.....................................22
              7.1.1.3 Issued Preferred Stock..................................22
        7.1.2 Organization Standing and Power.................................22
        7.1.3 Subsidiaries....................................................22
        7.1.4 Title to Assets.................................................23
        7.1.5 Other Relationships.............................................23
        7.1.6 Other Transactions..............................................23
        7.1.7 Financial Information...........................................23
        7.1.8 Absence of Certain Changes, or Events...........................23
        7.1.9 Condition of Assets.............................................23
        7.1.10 Compliance With Law............................................23
        7.1.11 Contracts and Commitments......................................24
        7.1.12 Permits, Licenses, Consents....................................24
        7.1.13 Absence of Defaults............................................24
        7.1.14 Litigation.....................................................24
        7.1.15 No Breach or Violation of Law..................................25
        7.1.16 Validity and Authorization.....................................25
        7.1.17 Completeness: No Misrepresentations............................25
        7.1.18 Tax Matters....................................................25
        7.1.19 Financial Statements...........................................25
        7.1.20 Absence of Certain Changes and Events..........................25
        7.1.21 Taxes..........................................................27
        7.1.22 Compliance With Law............................................29
        7.1.23 Intellectual Property..........................................29
        7.1.24 Books and Records..............................................31
        7.1.25 Leased Properties..............................................31
        7.1.26 Employees and Employee Benefit Plans...........................32
        7.1.27 Compensation...................................................33
        7.1.28 Insurance......................................................33
        7.1.29 Full Disclosure................................................33
        7.1.30 Securities and Nasdaq Listing..................................33

ARTICLE VIII. HARVEST'S COVENANTS.............................................33

  Section 8.1 Continuation of Business........................................33
  Section 8.2 No Solicitation.................................................34
  Section 8.3 Harvest Stock Option Plan.......................................34

                                      iii
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ARTICLE IX. TERMINATION.......................................................34

ARTICLE X.  INDEMNIFICATION; REMEDIES.........................................34

  Section 10.1 Indemnification by Harvest.....................................34
  Section 10.2 Indemnification by TRC.........................................34
  Section 10.3 Defense........................................................35
  Section 10.4 Remedies Non-Exclusive.........................................36

ARTICLE XI. CONDITIONS TO THE MERGER..........................................36

  Section 11.1 Conditions Precedent to Performance by Harvest.................36
        11.1.1 Board and Stockholder Approval.................................36
        11.1.2 Representations................................................36
        11.1.3 No Litigation Affecting Merger.................................36
        11.1.4 Securities Laws................................................36
        11.1.5 Regulatory Compliance, Approvals and Consents..................36
        11.1.6 Filings........................................................37
  Section 11.2 Conditions Precedent to Performance by TRC.....................37
        11.2.1 Board Approval.................................................37
        11.2.2 Representations True and Covenants Performed...................37
        11.2.3 No Litigation Affecting Merger.................................37
        11.2.4 Securities Laws................................................37
        11.2.5 Regulatory Compliance, Approvals and Consents..................37
        11.2.6 Filings........................................................37

ARTICLE XII. NOTICES..........................................................38

  Section 12.1 Notices........................................................38
  Section 12.2 Change of Address..............................................39

ARTICLE XIII. GENERAL.........................................................39

  Section 13.1 Governing Law..................................................39
  Section 13.2 Press Releases.................................................39
  Section 13.3 Entire Agreement...............................................39
  Section 13.4 Successors.....................................................39
  Section 13.5 Modification...................................................39
  Section 13.6 Severability...................................................40
  Section 13.7 Counterparts...................................................40
  Section 13.8 Signatures by Facsimile........................................40
  Section 13.9 Remedies of the Parties........................................40
  Section 13.10 Arbitration...................................................40
  Section 13.11 Attorney's Fees...............................................40
  Section 13.12 Cooperation and Records Retention.............................40
  Section 13.13 Disparagement.................................................41


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                                    SCHEDULES


SCHEDULE 1          TANNER'S RESTAURANTS
SCHEDULE 2          STATEMENT OF RESOLUTION OF HARVEST SERIES D PREFERRED STOCK
SCHEDULE 1.2        BUSINESS TERMS
SCHEDULE 1.2.2      BOARD OF DIRECTORS
SCHEDULE 1.2.3      EMPLOYMENT AGREEMENTS
SCHEDULE 5.1        TRC DISCLOSURES
SCHEDULE 7.1        HARVEST DISCLOSURES




                                       v

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                              AMENDED AND RESTATED
                          AGREEMENT AND PLAN OF MERGER


     This AMENDED AND RESTATED AGREEMENT AND PLAN OF MERGER is made and entered into as of this 27th day of December, 1998, by and among HARVEST RESTAURANT GROUP, INC., a Texas corporation ("Harvest"), HARTAN, INC, a Texas corporation and a wholly-owned subsidiary of Harvest ("Hartan"), and TRC ACQUISITION CORPORATION, a Georgia corporation ("TRC"), referred to jointly as the "Parties".

                                    RECITALS

     (1) TRC has 2,625,000 issued and outstanding shares of common stock ""("TRC Common Stock"); 1,103,463 outstanding options ("TRC Options"); and 409,682 outstanding warrants ("TRC Warrants"); and 2,000 issued and outstanding shares of class A preferred stock ("TRC Class A Preferred Stock"), which represents all of the issued and outstanding capital stock of TRC and rights to acquire capital stock of TRC.

     (2) The principal assets and business of TRC are the operation of eleven Tanner's restaurants and the franchise of two Tanner's restaurants, which are described by name and location on Schedule "1" ("Tanner's Restaurant(s)").

     (3) Harvest is a public corporation that formerly operated quick service restaurants under the name Harvest Rotisserie and Harvest Food Court, including the brand names of Red Line Burgers and Old San Antonio Taco Factory, but which no longer conducts any business operations.

     (4) On July 9, 1998, Harvest and TRC entered into a Share Exchange Agreement (the "Original Agreement') providing for the exchange of TRC common stock for Harvest common stock in a transaction to be effected pursuant to
Section 368(a)(1)(B) of the Internal Revenue Code of 1986, as amended (the "Code"), which Original Agreement was subsequently amended to, among other things, restructure the transaction as a forward triangular merger.

     (5) The Original Agreement was amended six times, and the Parties have decided to enter into this Amended and Restated Agreement and Plan of Merger in order to amend, restate and supersede the Original Agreement, as so amended, in its entirety.

     (6) A third party investor has invested and agreed to invest an aggregate of $6,000,000 in Harvest contingent on the Parties consummating the transactions described herein, which amount has been invested or is to be invested as follows: (i) $2,000,000 having been invested in July 1998; (ii) $1,000,000 to be funded upon filing by Harvest of a preliminary proxy statement (the "Preliminary Proxy Statement") with the United States Securities and Exchange Commission ("SEC"), one of the purposes of which will be to solicit shareholder approval of an amendment to the Articles of Incorporation of Harvest to increase its number of authorized shares of common stock to not less than 100,000,000; (iii) another $1,000,000 to be funded upon mailing of the definitive proxy statement (the "Definitive Proxy Statement") to the shareholders of Harvest; and, (iv) the final $2,000,000 to be funded upon the effective date of a registration statement (the "Registration Statement") filed by Harvest to register, among other things, the shares of common stock reasonably anticipated to be issuable upon conversion of the Series D Preferred Stock issued to the third party investor as described below.

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     (7) It is  understood  and agreed that prior to the  effective  date of the merger contemplated herein (the "Effective Date"), the outstanding capital stock of Harvest, and outstanding rights to acquire capital stock of Harvest, shall not exceed the following share amounts: 4,106,861 shares of Common Stock (the "Harvest Common Stock"), 500,124 shares of Series A Convertible Preferred Stock (the "Harvest Series A Preferred Stock"), 133.2 shares of Series B Convertible Preferred Stock (the "Harvest Series B Preferred Stock"), 200 shares of Harvest Series C Convertible Preferred Stock (the "Harvest Series C Preferred Stock"), and 3,233,000 options or warrants for Common Stock, 1,923,400 warrants for Series A Convertible Preferred Stock shares upon exercise of all warrants and options, and 200,000 shares of Common Stock and 300,000 warrants to Sterling Capital and J.P. Carey at a strike price of $2.50 per share (the "Harvest Warrants and Options") (the Harvest Common Stock, Harvest Series A Preferred Stock, Harvest Series B Preferred Stock and Harvest Series C Preferred Stock are sometimes collectively referred to herein as "Harvest Capital Stock"). It is expected that the Series B Preferred Stock and Series C Preferred Stock will be exchanged for 9,198 shares of Series D Preferred Stock on the Effective Date. Except to the extent of the number of shares of Harvest Series D Preferred Stock issued in connection with the financing described in paragraph 1.2.1 below, and stock dividends issued on any of the above-referenced stock, to the extent that the number of actual outstanding shares of Harvest Capital Stock on the Effective Date exceeds the share amounts stated above, then the shares of Harvest Common Stock to be issued to the holders of TRC Common Stock as set forth above shall be adjusted pro rata to maintain the same ownership percentage.

     (8) The Parties intend for TRC to merge into Hartan, a new, wholly-owned subsidiary of Harvest, as part of a forward triangular merger and for Harvest to issue shares of Harvest Common Stock as provided in this Agreement in exchange for 100% of the TRC Common Stock.

     (9) It is understood and agreed that the TRC Options and the TRC Warrants shall be converted into and become options and warrants with respect to Harvest Common Stock, with the terms of such options to be proportionately adjusted to reflect the aggregate number of shares of Harvest Common Stock a holder of such securities would have received had such holder exercised such security immediately prior to the merger contemplated herein.

     (10) It is intended that the TRC convertible subordinated debenture to Rick Tanner (the "Rick Tanner Note") and the TRC Class A Preferred Stock shall be exchanged for a newly created series of preferred stock of Harvest (the "Harvest Series E Preferred Stock"). In addition, the employment agreement of Rick Tanner shall be cancelled in exchange for shares of Harvest Series E Preferred Stock. Harvest Series E Preferred Stock shall accrue dividends at the annual rate of 8%. The stated value of the Series E Preferred Stock is $10.00 per share, and each share of Series E Preferred Stock is convertible at the option of the holder at any time after six (6) months into shares of Harvest Common Stock at conversion rate of four shares of Common Stock for each share of Series E Preferred Stock. Harvest Series E Preferred Stock may be redeemed at the option of Harvest after six (6) months after the Effective Date upon thirty (30) days written notice for $.01 per share if the closing price of Harvest's Common Stock on the OTC Bulletin Board or such other exchange or quotation system on which the Harvest Common Stock is traded or quoted, respectively, averages at least $3.50 per share for a period of twenty (20) consecutive trading days, if such holder does not convert after receiving notice of such redemption. Harvest Series E Preferred Stock shall have the rights, preferences, privileges and restrictions as are specified in the Statement of Resolution attached hereto as
Schedule 2. A total of 744,503 shares of Series E Preferred Stock will be issued in the merger.

     (11) The third party investor which has agreed to invest in the Harvest Series D Preferred Stock is affiliated with the investors which have invested in the Harvest Series B Preferred Stock and the Harvest Series C Preferred Stock (with all such investors being collectively referred to as the "Investors").

                                       2
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     (12) The  Investors  have  agreed  that upon the  Effective  Date they will exchange their Harvest Series B Preferred Stock and Harvest C Preferred Stock for shares of Harvest Series D Preferred Stock, and invest an additional $4.0 million in Harvest at certain specified dates in the future upon Harvest meeting certain conditions as specified in Recital (6) above.

     (13) The Parties intend this transaction to qualify as a "tax-free reorganization" pursuant to Section 368(a)(1)(A) within the provisions of the Internal Revenue Code of 1986, as amended (the "Code"), by virtue of the provisions of Section 368(a)(2)(D) of the Code, and agree that TRC shall have the authority to make any amendments and modifications to this Agreement as it may deem appropriate to ensure that this transaction qualifies as a tax-free reorganization under the Code.

     NOW, THEREFORE, in reliance upon the recitals set forth above, the Parties agree as follows:


                                   ARTICLE I.
                     CONDITIONS TO OBLIGATION OF THE PARTIES

     Section 1.1 Conditions to Obligations. The obligation of the Parties under this Agreement to consummate the merger under this Agreement is contingent upon the completion of certain other transactions listed below and defined collectively as the "Contemplated Transactions." Each of the Parties shall use its best efforts to complete all of the Contemplated Transactions. If any of the Contemplated Transactions are not completed, then the Parties shall not be in default of their obligations under this Agreement and each party's sole remedy shall be the termination of this Agreement.

     Section 1.2 Contemplated Transactions. This Agreement contemplates that the following multiple transactions (collectively, the "Contemplated Transactions") be completed before or concurrently with the Closing of this transaction.

          1.2.1 Financing. One or more of the Investors shall make a financing commitment of $6,000,000.00, to be funded as follows:

               (a)  $2,000,000 previously funded in July 1998;

               (b) $1,000,000 funded upon the filing with the SEC of the Preliminary Proxy Statement;

               (c) $1,000,000 funded upon the mailing to Harvest's shareholders of the Definitive Proxy Statement;

               (d) and the final $2,000,000 funded upon the effectiveness of the Registration Statement.

          Such financing shall be on terms approved by the Parties.

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          1.2.2 New Board of Directors  and Executive  Officers.  A new Board of
Directors of Harvest composed of William Gallagher, a current director of Harvest who shall serve as a director of Harvest for a period of six months from the date hereof, Clyde Culp III, Richard Tanner, and James R. Walker, who are current directors of TRC, shall be implemented upon the Effective Date by virtue of resignations of the other previous Harvest directors and the filling of three vacancies by action of Mr. Gallagher. The existing executive officers of Harvest shall resign from such offices, and the new Board of Directors, effective upon the Effective Date, shall elect Clyde Culp III as Harvest's Chairman of the Board of Directors, President and Chief Executive Officer; Robert J. Hoffman as Senior Vice President of Operations; and Timothy R. Robinson as Chief Financial Officer and Secretary.

          1.2.3 Employment and Severance Agreements. Clyde Culp shall have executed an employment agreement with Harvest, and William Gallagher shall have executed a Severance Agreement with Harvest, the essential and principal terms of each of which are set out and attached hereto as Schedule 1.2.3 and made a part hereof. In addition, Richard Tanner shall have executed a Severance Agreement with TRC.

          1.2.4 Settlement of Liabilities. Except as set forth in the Harvest and Hartan Disclosures attached hereto, Harvest shall obtain settlement agreements from all creditors with known, actual or contingent outstanding liabilities in excess of $10,000.00. The total amount permitted to be paid in order to obtain the settlement agreements (the "Settlement Payment") shall be approximately $550,000.00, but shall not exceed $1,000,000.00. In calculating the amount of the Settlement Payment, Harvest shall have the right to credit any proceeds received by Harvest in connection with such disputed matters, or liquidation of its assets, against amounts paid to obtain the settlement agreements.

          1.2.5 Amendment or Correction of Harvest Articles of Incorporation. Harvest shall amend or correct its Articles of Incorporation to reflect that the prior amendment thereto which increased its authorized shares of Common Stock from 10,000,000 to 20,000,000 received the affirmative vote of two-thirds of the outstanding shares of Common Stock.

                                  ARTICLE II.
                               FEASIBILITY PERIOD

     Section 2.1 Feasibility Study. [Intentionally omitted, as it has already been completed.]

     Section 2.2 Pre-Closing Documents to be Delivered. Each party shall deliver to the other party copies of the following on or before the Effective Date. Failure to deliver any of the listed documents is an independent reason for the other party to rightfully terminate this Agreement. If any one or more of the items described in Section 2.02 do not exist, the disclosing party shall advise the receiving party, in writing, to that effect.

          2.2.1 Financial Statements. Copies of financial statements as set forth in Sections 5.1.19 and 7.1.19 for the period from January 1, 1998 through the end of the most recent fiscal quarter.

          2.2.2 Asset List. A detail of inventory of all equipment, furnishings, fixtures, and inventories as of October 4, 1998.

          2.2.3 Leases. All leases of real or personal property and any documents pertaining to such leases in the disclosing parties' possession.

          2.2.4 Contracts. Copies of all contracts and warranties and related documents including service, maintenance, management, employment, or other agreements, including loan agreements which affect the disclosing party or its assets. If such exist, all documents, notices, or citations indicating a default or breach by the disclosing party of any contract in which the disclosing party is a party.

          2.2.5 Certificates. Certificates of all fire, hazard, liability, and other insurance policies maintained by the disclosing party.

          2.2.6 Taxes. The most recent real estate and personal property tax statements regarding the disclosing party's property along with the disclosing party's federal income tax returns for the last two (2) years and proof of payment of all sales and payroll taxes.

          2.2.7 Litigation. If such exists, all notices, citations, or other documents evidencing actions, suits or proceedings pending or threatened or asserted against the disclosing party, at law or in equity, before any state, federal, county, municipal or other governmental department, commission, board, bureau, agency, or instrumentality, whether domestic or foreign.

          2.2.8 Violations. If such exists, all documents, notices, or citations indicating a violation by the disclosing party of zoning, building, fire, or similar law, ordinance, code, order, regulation or restriction claimed by any applicable governmental authority.

          2.2.9 Organizational Documents. All currently effective organizational
documents  and  other  records  of  the  disclosing  party  including,   without
limitation, articles, by-laws, a list of directors, minutes, and stock ledger.


                                  ARTICLE III.
                                  THE CLOSING

     Section 3.1 Closing.

          3.1.1 Time and Place of Closing. The closing of the transactions contemplated hereby (the "Closing") shall take place at the offices of Nelson Mullins Riley & Scarborough, L.L.P., First Union Plaza, Suite 1400, 999 Peachtree Street, N.E., Atlanta, Georgia 30309 at 10:00 a.m., local time, on a date mutually acceptable to the Parties (the "Closing Date") which shall be no later than January 15, 1999 . Concurrent with or as soon as practicable after the Closing, the Articles of Merger or any such other documents as may be required to be filed to effect the merger shall be filed with the appropriate offices of any Secretary of State.

          3.1.2 Actions of Harvest at Closing. At the Closing, Harvest shall deliver to TRC the following:

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               3.1.2.1  Resignations.  Harvest  shall deliver to TRC the written and executed resignations of the directors of Harvest and any such executed employment agreements, dated as of the Effective Date, as called for in this Agreement.

               3.1.2.2  Certificate  of Harvest.  Harvest shall deliver to TRC a certificate which shall be dated as of Closing and which shall be signed by Harvest's Chief Executive Officer certifying (i) the authority of Harvest to enter into and consummate the transactions contemplated by this Agreement; (ii) the authority of the officers of Harvest to execute and deliver any document contemplated by this Agreement on behalf of Harvest; (iii) that the representations and warranties of Harvest obtained herein were correct and true when made and are correct and true as of the date of Closing (except to the extent that any representation or warranty of Harvest specifically relates to an earlier date); and (iv) that each and every covenant and agreement of Harvest contained in the Agreement to be performed by Harvest on or prior to Closing has been performed by Harvest.

               3.1.2.3 Corporation Resolutions. Harvest shall deliver to TRC certified copies of the resolutions of the Board of Directors of Harvest authorizing the execution, delivery, and performance of this Agreement and the transactions contemplated herein.

               3.1.2.4 Exchange of Shares. Harvest shall deliver all shares contemplated by Section 4.01.

          3.1.3 Actions of TRC at Closing. At the Closing, TRC shall deliver to Harvest the following:

               3.1.3.1 Resignations. TRC shall deliver to Harvest the written and executed resignations of such directors of TRC and such executed employment agreements, dated as of the Effective Date, as called for in this Agreement.

               3.1.3.2 Certificate of TRC. TRC shall deliver to Harvest a Certificate, which shall be dated as of Closing and which shall be signed by TRC's Chief Executive Officer certifying (i) the authority of TRC to enter into and consummate the transactions contemplated by this Agreement; (ii) the authority of the officers of TRC to execute and deliver any document contemplated by this Agreement on behalf of TRC; (iii) that the representations and warranties of TRC obtained herein were correct and true when made and are correct and true as of the date of Closing (except to the extent that any representation or warranty of TRC specifically relates to an earlier date); and
(iv) that each and every covenant and agreement of TRC contained in the Agreement to be performed by TRC on or prior to Closing has been performed by TRC.

               3.1.3.3 Corporation Resolutions. TRC shall deliver to Harvest certified copies of the resolutions of the Board of Directors of TRC and the shareholder approval of TRC authorizing the execution, delivery, and performance of this Agreement and the transactions contemplated herein.

          3.1.4 Effective Date. Contemporaneous with or immediately following the Closing, the parties shall cause a certificate and/or articles of merger (the "Certificate of Merger") to be executed, delivered and filed with the Secretaries of State of Georgia and Texas in accordance with the provisions of the Georgia Business Corporation Code (the "GBCC") and the Texas Business Corporation Act (the "TBCA"). The Merger shall become effective on the date on which the Certificate of Merger is filed with the Secretaries of State of Georgia and Texas, unless a different effective date is specified in the Certificate of Merger pursuant to the GBCC and the TBCA (the "Effective Date"). Notwithstanding the foregoing, the Merger shall be effective as of December 27,

1998 to the full extent legally permissible for all accounting and financial reporting purposes. The parties shall cause all such documents and instruments to be filed with the appropriate state Secretaries of State as promptly as practicable upon satisfaction of the conditions described herein.

          3.1.5 Actions of Hartan at Closing. At the Closing, Hartan shall deliver to TRC the following:

               3.1.5.1 Resignations. Hartan shall deliver to Harvest the written and executed resignations of the directors of Hartan and termination of any such executed employment agreements, if any, dated as of the Effective Date, as called for in this Agreement.

               3.1.5.2  Certificate  of Hartan.  Hartan  shall  deliver to TRC a certificate, which shall be dated as of Closing and which shall be signed by Hartan's Chief Executive Officer, certifying: (i) the authority of Hartan to enter into and consummate the transactions contemplated by this Agreement; (ii) the authority of the officers of Hartan to execute and deliver any document contemplated by this Agreement on behalf of Hartan; (iii) that the representations and warranties of Hartan obtained herein were correct and true when made and are correct and true as of the date of Closing (except to the extent that any representation or warranty of Hartan specifically relates to an earlier date); and (iv) that each and every covenant and agreement of Hartan contained in the Agreement to be performed by Hartan on or prior to Closing has been performed by Hartan.

               3.1.5.3 Corporate Resolutions. Hartan shall deliver to TRC certified copies of the resolutions of the Board of Directors of Hartan and shareholder approval of Hartan authorizing the execution, delivery and performance of this Agreement and the transaction contemplated herein.


                                  ARTICLE IV.
                               EXCHANGE OF SHARES

     Section 4.1 Exchange of Shares. Upon the Effective Date, by virtue of this Agreement, each of the following shall be deemed to occur contemporaneously:

          4.1.1 Exchange of TRC Common Stock. As of the Effective Date, each share of TRC Common Stock issued and outstanding immediately prior to the Effective Time shall cease to be outstanding and shall be converted into and exchanged for the right to receive a number of fully paid and non-assessable shares (the "Exchange Ratio") of Harvest Common Stock (the "Merger Shares") equal to the quotient obtained by dividing 6,500,000 by the sum of (x) the number of shares of TRC Common Stock issued and outstanding immediately prior to the Effective Time; (y) the number of TRC Options issued and outstanding immediately prior to the Effective Time; and (c) the number of TRC Warrants issued and outstanding immediately prior to the Effective Time. Based on the amounts specified in the Recitals to this Agreement, the Exchange Ratio is 1.57075.

          4.1.2 Exchange of TRC Options. At the Effective Time, each TRC Option which is outstanding at the Effective Time, whether or not exercisable, shall be converted into and become rights with respect to Harvest Common Stock, and Harvest shall assume each TRC Option, in accordance with the terms of the TRC stock option plan and stock option agreement by which it is evidenced (collectively, "TRC Stock Plan"), except that from and after the Effective Time,
(i) Harvest and its Stock Option Committee shall be substituted for TRC and the Committee of TRC's Board of Directors (including, if applicable, the entire Board of Directors of TRC) administering such TRC Stock Plan, (ii) each TRC Option assumed by Harvest may be exercised solely for shares of Harvest Common

Stock, (iii) the number of shares of Harvest Common Stock subject to such TRC Option shall be equal to the number of shares of TRC Common Stock subject to such TRC Option immediately prior to the Effective Time multiplied by the Exchange Ratio, and (iv) the per share exercise price under each such TRC Option shall be adjusted by dividing the per share exercise price under each such TRC Option by the Exchange Ratio and rounding up to the nearest cent. Notwithstanding the provisions of clause (iii) of the preceding sentence, Harvest shall not be obligated to issue any fraction of a share of Harvest Common Stock upon exercise of TRC Options In addition, notwithstanding clauses
(iii) and (iv) of the first sentence of this Section 4.1.2, each TRC Option which is an "incentive stock option" (if any) shall be adjusted as required by
Section 424 of the Internal Revenue Code, and the regulations promulgated thereunder, so as not to constitute a modification, extension or renewal of the option, within the meaning of Section 424(h) of the Internal Revenue Code. TRC and Harvest agree to take all necessary steps to effectuate the foregoing provisions of this Section 4.1.2, including using its reasonable efforts to obtain from each holder of a TRC Option any consent that may be deemed necessary or advisable in order to effect the transactions contemplated by this Section
4.1.2. As soon as practicable after the Effective Time, Harvest shall deliver to the participants in each TRC Stock Plan an appropriate notice setting forth such participant's rights pursuant thereto, and the grants subject to such TRC Stock Plan shall continue in effect on the same terms and conditions (subject to the adjustments required by Section 4.1.2 after giving effect to the merger), and Harvest shall comply with the terms of each TRC Stock Plan to ensure, to the extent required by, and subject to the provisions of, such TRC Stock Plan, that TRC Options which qualified as incentive stock options prior to the Effective Time (if any) continue to qualify as incentive stock options after the Effective Time. At or prior to the Effective Time, Harvest shall take all corporate action necessary to reserve for issuance sufficient shares of Harvest Common Stock for delivery upon exercise of TRC Options assumed by it in accordance with this
Section 4.1.2 (subject, to the extent required, to the amendment of Harvest's Articles of Incorporation to increase the number of authorized shares of Common Stock to not less than 100,000,000).

          4.1.3 Exchange of TRC Warrants. At the Effective Time, each TRC Warrant which is outstanding at the Effective Time, whether or not exercisable, shall be converted into and become rights with respect to Harvest Common Stock, and Harvest shall assume each TRC Warrant, in accordance with the terms of the warrant agreement by which it is evidenced, except that from and after the Effective Time, (i) each TRC Warrant assumed by Harvest may be exercised solely for shares of Harvest Common Stock, (ii) the number of shares of Harvest Common Stock subject to such TRC Warrant shall be equal to the number of shares of TRC Common Stock subject to such TRC Warrant immediately prior to the Effective Time multiplied by the Exchange Ratio, and (iii) the per share exercise price under each such TRC Warrant shall be adjusted by dividing the per share exercise price under each such TRC Warrant by the Exchange Ratio and rounding up to the nearest cent. Notwithstanding the provisions of clause (iii) of the preceding sentence, Harvest shall not be obligated to issue any fraction of a share of Harvest Common Stock upon exercise of TRC Warrants. TRC and Harvest agree to take all necessary steps to effectuate the foregoing provisions of this Section 4.1.3, including using its reasonable efforts to obtain from each holder of a TRC Warrant any consent that may be deemed necessary or advisable in order to effect the transactions contemplated by this Section 4.1.3. As soon as practicable after the Effective Time, Harvest shall deliver to the holders of TRC Warrants an appropriate notice setting forth such holder's rights pursuant thereto, and the warrant shall continue in effect on the same terms and conditions (subject to the adjustments required by Section 4.1.3 after giving effect to the merger). At or prior to the Effective Time, Harvest shall take all corporate action necessary to reserve for issuance sufficient shares of Harvest Common Stock for delivery upon exercise of TRC Warrants assumed by it in accordance with this
Section 4.1.3 (subject, to the extent required, to the amendment of Harvest's Articles of Incorporation to increase the number of authorized shares of Common Stock to not less than 100,000,000).

          4.1.4 Exchange of Rick Tanner Note and TRC Class A Preferred Stock. The Rick Tanner Note, including the principal balance and all interest accrued thereon, valued in an amount of approximately $3,235,000.00, the Rick Tanner employment agreement, valued in an amount of approximately $547,000.00, and the TRC Class A Preferred Stock, valued in an amount of approximately $3,663,000.00, shall be exchanged for 744,500 shares of Harvest Series E Preferred Stock at a value of $10.00 per share in accordance with the provisions of Section 4.2.

          4.1.5 Exchange of Santa Cruz Squeeze, Inc. Note. [Intentionally omitted, as this debt has already been paid.]

     Section 4.2 Exchange Procedure.

          4.2.1 TRC Common Stock. Unless surrendered to Harvest for exchange at the Closing, as soon as practical after the Effective Date, the holder of each share of TRC Common Stock converted pursuant to Section 4.1 shall surrender to Harvest the certificate for such shares. Following the receipt of each TRC Common Stock certificate, Harvest shall cause its transfer agent to issue, or Harvest itself shall issue, to each surrendering holder a certificate representing the number of shares of Harvest Common Stock into which such TRC Common Stock shall have been converted. Until so surrendered and exchanged, each outstanding certificate which, prior to the Effective Date, represented TRC Common Stock shall, following the Effective Date, be deemed for all purposes to evidence ownership of the number of shares of Harvest Common Stock into which such shares of TRC Common Stock have been converted.

          4.2.2 TRC Class A Preferred Stock. Unless surrendered to Harvest for exchange at the Closing, as soon as practical after the Effective Date, the holder of each share of TRC Class A Preferred Stock exchanged pursuant to
Section 4.1.4 shall surrender to Harvest the certificate for such shares for cancellation. Following the receipt of the TRC Class A Preferred Stock certificate, Harvest will issue to each surrendering holder a certificate representing the number of shares of Harvest Series E Preferred Stock into which such TRC Class A Preferred Stock shall have been converted. Until so surrendered and exchanged, each outstanding certificate which, prior to the Effective Date, representing TRC Class A Preferred Stock shall, following the Effective Date, be deemed for all purposes to evidence ownership of the number of shares of Harvest Series E Preferred Stock into which such shares of TRC Class A Preferred Stock have been converted.

     Section 4.3 Appraisal Rights. Notwithstanding anything to the contrary contained in this Agreement, dissenting shares (as defined under Georgia law) of TRC shall not be canceled or converted into Harvest Common Stock unless and until the holder thereof shall have failed to perfect or shall have effectively withdrawn or lost his right to seek payment of the fair value of his shares under applicable law. If any such holder shall have so failed to perfect or shall have effectively withdrawn or lost such right, such holder's Dissenting Shares shall thereupon be deemed to have been exchanged into, at the Effective Date, Harvest Common Stock, as set forth in this Article. Any payments made in respect of Dissenting Shares shall be made by TRC, out of funds other than those provided hereunder.

     Section 4.4 Merger Procedure.

          4.4.1 Upon Effective Date, TRC shall be merged with and into Hartan in accordance with this Agreement. Upon the Effective Date, Hartan shall be the surviving corporation of the merger by and between TRC and Hartan. Upon the Effective Date, the separate existence and corporate organization of TRC shall cease, except insofar as it may be continued by statute. The identity, existence, powers, rights and immunities of Hartan shall continue unaffected.

          4.4.2 On the Effective Date, the Articles of Incorporation and Bylaws of Hartan shall become the Articles of Incorporation and Bylaws of the surviving corporation and shall thereafter continue to be Hartan's Articles of Incorporation and Bylaws until changed as provided by law and in accordance with said documents.

          4.4.3 The new directors and officers of Harvest (required pursuant to this Agreement) shall become the directors and officers of Hartan as of the Effective Date.

          4.4.4 Except as otherwise provided herein, upon the Effective Date, Hartan shall be obligated to perform and/or pay all obligations and liabilities of TRC which obligations and liabilities Hartan expressly assumes and agrees to perform or pay, subject to the effectuation of the merger contemplated herein. Also, upon the Effective Date, Hartan will possess all property, real, personal and otherwise, owned by TRC (in addition to any such property owned by Hartan immediately prior to the Effective Date).


                                   ARTICLE V.
                       TRC REPRESENTATIONS AND WARRANTIES

     Section 5.1 TRC's Representations and Warranties. TRC makes the following representations and warranties to Harvest and Hartan as a material inducement for Harvest and Hartan to enter into this Agreement subject only to such disclaimers, disclosures and exceptions as are expressly set forth in the attachments hereto. These representations and warranties are limited to the best actual knowledge of TRC Directors and officers. Further, immaterial breaches of these representations and warranties are specifically agreed to not comprise actionable breaches. All of TRC warranties and representations herein are modified to the extent needed to take into account TRC disclosures set forth or identified in the attachment hereto entitled Schedule 5.1 -- TRC Disclosures, and made a part hereof.

          5.1.1 Capitalization.

               5.1.1.1 Authorized Stock. The authorized capital stock of TRC consists of 100,000,000 shares of TRC Common Stock, no par value per share, and 1,000,000 shares of preferred stock, $1.00 par value per share, of which 2,000 shares have been designated as Class A.

               5.1.1.2 Issued Capital Stock. There are 2,625,000 shares of TRC Common Stock and 2,000 shares of TRC Class A Preferred Stock issued and outstanding, 1,103,463 outstanding TRC Options; and 409,682 outstanding TRC Warrants. All of the outstanding shares of TRC Common Stock and TRC Class A Preferred Stock are owned beneficially and of record by the listed shareholders. All such issued and outstanding shares of TRC capital stock are duly authorized, validly issued, fully paid and non-assessable, were not issued in violation of the terms of any contract, agreement or commitment binding upon TRC or any preemptive rights or rights of first refusal, and were issued in compliance with all of its charter documents and applicable law.

          5.1.2 Organization Standing and Power. TRC is a corporation duly organized, validly existing and in good standing under the laws of the State of Georgia and is qualified to do business where the failure to be so qualified would materially and adversely affect its condition, properties, assets or operations. TRC has all requisite corporate power and authority to enter into and perform and consummate the transactions contemplated by this Agreement. The copies of the charter documents of TRC and all amendments thereto and of its bylaws as amended to date which have heretofore been furnished or delivered to Harvest are correct and complete.

          5.1.3 Subsidiaries. TRC has no subsidiaries other than those set forth on Schedule 5.1.

          5.1.4 Title to Assets. TRC has good, valid and indefeasible title to its assets, free and clear of all security interests, mortgages, liens, encumbrances, title retention or security agreements, claims, restrictions, leases, options, rights of first offer or first refusal, confidentiality or secrecy agreements, non-competition agreements, defects of title or other encumbrances, or rights of others, other than those set forth on Schedule 5.1. The execution and delivery of this Agreement and the consummation of the transaction contemplated hereby will not constitute a violation of, nor be in conflict with, nor constitute a default, under any terms or provisions of any contract, lease, mortgage, indenture, or any other document whatsoever to which TRC may be a party or to which TRC may be bound on each Closing Date.

          5.1.5 Other Relationships. No affiliate, director, officer, principal executive, or employee of, or consultant to TRC owns, directly or indirectly, in whole or in part, any property, asset or right, tangible or intangible, relating to or affecting TRC other than those set forth on Schedule 5.1.

          5.1.6 Other Transactions. No affiliate, director, officer, principal executive or employee of TRC, has, directly or indirectly, engaged in any transaction with TRC outside of the ordinary course of business.

          5.1.7 Undisclosed Liabilities. TRC has provided to Harvest the financial statements set forth in Section 5.1.19. Except as and to the extent reflected or disclosed (or adequately reserved for or against) in such financial statements or in Schedule 5.1, TRC has no debts, liabilities or obligations of any nature, whether accrued, absolute, contingent or otherwise, whether due or to become due, including, but not limited to, liabilities or obligations on account of known fraud by any merchant, customer, taxes, other governmental charges, duties, penalties, interest, fines, vacation pay, workmen's compensation claims, or pension plan obligations, and there is no known basis for the assertion of such against TRC.

          5.1.8 Absence of Certain Changes or Events. The business of TRC has been operated only in the usual and ordinary course of business and there has not been any occurrence, event or condition outside of the ordinary course of business.

          5.1.9 Condition of Assets. The assets of TRC are in good operating condition for the purposes of conducting the business of TRC on the Effective Date as such business has been or is being conducted. TRC has good and marketable title to all of the Assets subject to no mortgage, pledge, lien, conditional sales agreement, encumbrance, security interest, or charge of any nature whatsoever, except as herein provided.

          5.1.10 Compliance With Law. TRC has complied and is in compliance with all applicable zoning decisions and has complied and is in compliance with all applicable federal, state, and local laws, statutes, licensing requirements, rules, and regulations, and judicial or administrative decisions. TRC has been granted all licenses, permits (temporary and otherwise), authorizations, and approvals from federal, state, and local government regulatory or zoning bodies necessary to carry on the business and maintain the assets of TRC, all of which are currently valid and in full force and effect. All such licenses, permits, authorizations and approvals shall be valid and in full force and effect upon the consummation of the transactions contemplated by this Agreement. There is no order issued, or proceeding pending or threatened, or notice served with respect to any violation of any law, ordinance, order, writ, decree, rule, or regulation issued by any federal state, local, or foreign court or governmental agency or instrumentality applicable to TRC. TRC has valid business licenses to carry on its operations.

          5.1.11 Contracts. All of TRC's contracts, agreements, customer and supplier purchase orders and other commitments are legal, valid and binding and in full force and effect, and there are no defaults thereunder; provided, however, that in light of the accelerated closing schedule and at the request of Harvest, TRC has not obtained the consent of its landlords, lenders or other creditors (other than Sirrom Capital Corporation). None of the rights of TRC thereunder shall be impaired by the consummation of the transactions contemplated by this Agreement, and all of the rights of TRC thereunder shall be enforceable by Harvest after the Merger without the consent or agreement of any other party except for the agreements specifically listed in attachments hereto, which contracts require consent to assignment; provided, however, that in light of the accelerated closing schedule and at the request of Harvest, TRC has not obtained the consent of its landlords, lenders or other creditors (other than Sirrom Capital Corporation). Copies of all such contracts have heretofore been delivered to Harvest by TRC and are true and complete and include all amendments and supplements thereto and modifications thereof; provided, however, that in light of the accelerated closing schedule and at the request of Harvest, TRC has not obtained the consent of its landlords, lenders or other creditors (other than Sirrom Capital Corporation).

          5.1.12 Permits, Licenses, Consents. TRC has all governmental leases, licenses, permits, consents, approvals, authorizations, qualifications and orders necessary to conduct its business and to operate its properties and assets, and such leases, licenses, permits, consents, approvals, authorizations, qualifications and orders are in full force and effect. No notification to or approval of any governmental agency is required for all governmental leases, licenses, permits, consents, approvals, authorizations, qualifications and orders to remain in full force and effect after the Closing. No violations exist or have been recorded in respect of any governmental lease, license, permit, consent, approval authorization, qualification or order of TRC. No proceeding is pending or, to the best of TRC's knowledge, threatened looking toward the revocation or limitation of any such governmental lease, license, permit, consent, approval, authorization, qualification or order and there is no basis or grounds for any such revocation or limitation. TRC has complied in all material respects with all present and, to the best of TRC's knowledge, enacted, but not yet effective, federal, state and local laws, rules, regulations, ordinances, codes, orders, licenses and permits relating to any of its properties or applicable to its business.

          5.1.13 Absence of Defaults. TRC is not nor is it alleged to be, in default under, or in breach of any term or provision of, any contract, agreement, lease, license, commitment, instrument or fiduciary or other obligation; provided, however, that in light of the accelerated closing schedule and at the request of Harvest, TRC has not obtained the consent of its landlords, lenders or other creditors (other than Sirrom Capital Corporation). No other party to any contract, agreement, lease, license, commitment, instrument or fiduciary or other obligation to which TRC is party is in default thereunder or in breach of any term or provision thereof. There exists no condition or event which, after notice or lapse of time or both, would constitute a default by any party to any such contract, agreement, lease, license, commitment, instrument or fiduciary or other obligation; provided, however, that in light of the accelerated closing schedule and at the request of Harvest, TRC has not obtained the consent of its landlords, lenders or other creditors (other than Sirrom Capital Corporation).

          5.1.14 Litigation. There is (i) no suit, action or claim, (ii) no investigation or inquiry by any administrative agency or governmental body, and
(iii) no legal, administrative or arbitration proceeding pending or, to the best of TRC's knowledge, threatened against TRC or any of the properties, assets, business or prospects of TRC or to which TRC is or might become a party, and to the best of TRC's knowledge, there is no basis or grounds for any such suit, action, claim, investigation, inquiry or proceeding, including but not limited to, labor, equal employment opportunity, safety and health, environmental and antitrust laws. There is no outstanding order, writ, injunction or decree of any court, administrative agency or governmental body or arbitration tribunal against or affecting or relating to TRC.

          5.1.15 No Breach or Violation of Law. The execution and delivery of this Agreement by TRC and the consummation of the transactions contemplated hereby will not (i) conflict with, or result in the breach of any of the terms or conditions of, or constitute a default under, or result in the acceleration of any obligation under, or require any consent, approval or notice under, the charter documents or the bylaws, or any resolution of TRC or any contract, agreement, commitment, indenture, mortgage, deed of trust, lease, pledge agreement, note, bond, license or other instrument or obligation to which TRC is now a party or by which TRC or any of the properties or assets of TRC may be bound or affected; provided, however, that in light of the accelerated closing schedule and at the request of Harvest, TRC has not obtained the consent of its landlords, lenders or other creditors (other than Sirrom Capital Corporation), or (ii) violate any law, or any rule or regulation of any administrative agency or governmental body, or any order, writ, injunction or decree of any court, administrative agency or governmental body.

          5.1.16 Validity and Authorization. This Agreement has been duly authorized by all necessary corporate and shareholder action and duly and validly executed and delivered by TRC and is legally binding on TRC in accordance with its terms.

          5.1.17 Completeness; No Misrepresentations. The copies of all instruments, agreements, and written information, including without limitation the Schedules hereto, delivered pursuant to this Agreement or otherwise furnished or made available to Harvest by TRC, or any representatives of either of them are complete and correct as of the date hereof. The representations and warranties made by TRC in this Agreement or in any Schedule or other document furnished in connection with this Agreement do not contain any untrue statement of a material fact, or omit to state a material fact necessary to make the statements or facts contained herein or therein not misleading. The fact that Harvest and its representatives have conducted an investigation of TRC prior to the execution of this Agreement shall not affect the representations and warranties contained in this Article or the extent of the obligations or liabilities of TRC in the event of a breach of any such representation or warranty.

          5.1.18 Tax Matters. TRC has duly and timely filed all returns with respect to any taxes required to be filed by it or for which it may be held responsible, and has paid, or will pay on a timely basis, all taxes shown to be due and payable on such returns, all deficiencies and assessments of taxes, notice of which has been received by it, and all other taxes payable by it. TRC is not aware of any basis upon which any assessment for a material amount of additional taxes could be made.

          5.1.19 Financial Statements. It is understood that TRC's financial statements are not audited unless indicated as such on the delivered financial documents. The year-end financial statements and interim financial statements delivered by TRC to Harvest have been prepared in accordance with generally accepted accounting principles and present fairly the financial position of TRC as of December 28, 1997, and as of July 12, 1998, respectively, and the statement of income presents fairly the results of operations and changes in financial position of TRC for the periods ended December 28, 1997, and July 12, 1998, respectively, and sales reports for the period commencing January 1, 1998, through the calendar month immediately preceding the date of submittal of the same, all in conformity with generally accepted accounting principles applied on a basis consistent with that of prior periods, except that the interim financial statements are not audited and do not contain footnotes and are subject to audit adjustments.

          5.1.20 Full Disclosure. TRC has disclosed to Harvest all material facts relating to TRC and its operations and has not knowingly omitted to disclose to Harvest any material fact relating to TRC, or its operations necessary to make the statements made herein not misleading.

          5.1.21 Absence of Certain  Changes and Events.  Except as set forth in
Schedule 5.1 hereto, since the date of the interim financial statements there has not been:

               (i) Any material adverse change in the financial condition, results of operation, assets, liabilities or prospects of TRC, or any occurrence, circumstance, or combination thereof which reasonably could be expected to result in any such material adverse change;

               (ii) Any transaction relating to or involving TRC, or the assets of TRC which was entered into or carried out by TRC other than for fair consideration in the ordinary course of business;

               (iii) Any change by TRC in its accounting or tax practices or procedures;

               (iv) Any incurrence of any liability, other than liabilities incurred in the ordinary course of business consistent with past practices;

               (v) Any sale, lease, or disposition of, or any agreement to sell, lease, or dispose of any of its properties (whether leased or owned), or the assets of TRC, other than sales, leases, or dispositions of goods, materials, or equipment in the ordinary course of business or as contemplated by this Agreement;

               (vi) Any event permitting any of the assets or the properties of TRC (whether leased or owned) to be subjected to any pledge, encumbrance, security interest, lien, charge, or claim of any kind whatsoever (direct or indirect) (collectively, "Liens");

               (vii) Any increase in compensation or any adoption of, or increase in, any bonus, incentive compensation, pension, profit sharing, retirement, insurance, medical reimbursement or other employee benefit plan, payment or arrangement to, for, or with any employee of TRC;

               (viii) Any payment or distribution of any bonus to, or cancellation of indebtedness owing from, or incurring of any liability relating to any employees, consultants, directors, officers, or agents, or any persons related thereto;

               (ix) Any notice (written or unwritten) from any employee of TRC other than Richard Tanner that such employee has terminated, or intends to terminate, such employee's employment with TRC;

               (x) Any adverse relationship or condition with suppliers or vendors that may have an adverse effect on TRC;

               (xi) Any event, including, without limitation, shortage of materials or supplies, fire, explosion, accident, requisition or taking of property by any governmental agency, flood, drought, earthquake, or other natural event, riot, act of God or a public enemy, or damage, destruction, or other casualty, whether covered by insurance or not, which has had an adverse effect on TRC, the properties (whether leased or owned), or any such event which could be expected to have an adverse effect on TRC, the properties (whether leased or owned), or the assets of TRC;

               (xii) Any modification, waiver, change, amendment, release, rescission, accord and satisfaction, or termination of, or with respect to, any term, condition, or provision of any contract, agreement, license, or other instrument to which TRC is a party and relating to or affecting TRC other than any satisfaction by performance in accordance with the terms thereof in the ordinary course of business;

               (xiii) Any discharge or satisfaction of any lien or payment of any liabilities, other than in the ordinary course of business;

               (xiv) Any waiver of any rights of substantial value by TRC, other than waivers having no material adverse effect on TRC;

               (xv) Any issuance of equity securities of TRC or any issuance of warrants, calls, options or other rights calling for the issuance, sale, or delivery of TRC's equity securities;

               (xvi) Any declaration of any dividend or any distribution of any shares of its capital stock, or redemption, purchase, or other acquisition of any shares of its capital stock or any grant of an option, warrant, or other right to purchase or acquire any such shares;

               (xvii) Any amendment, or agreement to amend, TRC's Articles of Incorporation or Bylaws, or any merger or consolidation with, or any agreement to merge or consolidate with, any other corporation, partnership, limited liability company or any other entity;

               (xviii) Any reduction, or agreement to reduce, the cash or short-term investments of TRC, other than to meet cash needs arising in the ordinary course of business;

               (xix) Any work interruptions, labor grievances or claims filed, proposed law or regulation or any event of any character, materially adversely affecting future prospects of TRC;

               (xx) Any revaluation by TRC of any of its assets;

               (xxi) Any loan by TRC to any person or entity, or any guaranty by TRC of any loan; or

               (xxii) Any other event or condition of any character which materially adversely affects, or reasonably may be expected to so affect, the assets of TRC or the properties (whether leased or owned) of TRC.

          5.1.22 Taxes.

               (i) Definitions. For purposes of this Agreement:

               (a) the term "Taxes" means (A) all federal, state, local, foreign and other net income, gross income, gross receipts, sales, use, ad valorem, transfer, franchise, profits, license, lease, service, service use, withholding, payroll, employment, excise, severance, stamp, occupation, premium, property, windfall profits, customs, duties or other taxes, fees, assessments or charges of any kind whatever, together with any interest and any penalties, additions to tax or additional amounts with respect thereto, (B) any liability for payment of amounts described in clause (A) whether as a result of transferee liability, of being a member of an affiliated, consolidated, combined or unitary group for any period, or otherwise through operation of law, and
               (C) any liability for the payment of amounts described in clauses
               (A) or (B) as a result of any tax sharing, tax indemnity or tax allocation agreement or any other express or implied agreement to indemnify any other person; and the term "Tax" means any one of the foregoing Taxes; and

               (b) the term "Returns" means all returns, declarations, reports, statements, claims for refund and other documents required to be filed in respect of Taxes, and the term "Return" means any one of the foregoing Returns.

               (ii) TRC has properly completed and filed on a timely basis (including extensions) and in correct form all Returns required to be filed on or prior to the Closing. As of the time of filing, the foregoing Returns correctly reflected the facts regarding the income, business, assets, operations, activities, status or other matters of TRC or any other information required to be shown thereon. In particular, the foregoing Returns are not subject to unpaid penalties under Section 6662 of the Internal Revenue Code of 1986, as amended (the "Code" ), relating to accuracy-related penalties (or any corresponding provision of state, local or foreign Tax law) or any other unpaid penalties.

               (iii) With respect to all amounts in respect of Taxes imposed upon TRC, or for which TRC is liable, whether to taxing authorities (as, for example, under law) or to other persons or entities (as, for example, under tax allocation agreements), with respect to all taxable periods ending on or before the Closing and portions of periods commencing before the Closing and ending after the Closing, all applicable tax laws and agreements have been fully complied with, and all such amounts required to be paid by TRC to taxing authorities or others on or before the Closing have been paid, and all such amounts required to be paid by TRC to taxing authorities or others after the Closing which have not been paid are reflected on the financial statements of TRC.

               (iv) No notices raising tax issues have been received by TRC from any taxing authority in connection with any of the Returns. No extensions or waivers of statutes of limitations with respect to the

          Returns have been given by or requested from TRC. All deficiencies asserted or assessments made as a result of any examinations have been fully paid, or are fully reflected as a liability in the financial statements of TRC, or are being contested and an adequate reserve therefor has been established and is fully reflected in the financial statements of TRC.

               (v) There are no liens for Taxes (other than for current Taxes not yet due and payable) upon the assets of TRC.

               (vi) TRC is not a party to or bound by (nor will TRC become a party to or become bound by) any tax indemnity, tax sharing or tax allocation agreement.

               (vii) TRC has never been a member of an affiliated group of corporations within the meaning of Section 1504 of the Code.

               (viii) TRC has not filed a consent pursuant to the collapsible corporation provisions of Section 341(f) of the Code (or any corresponding provision of state, local or foreign income Tax law) or agreed to have Section 341(f)(2) of the Code (or any corresponding provision of state, local or foreign income Tax law) apply to any disposition of any asset owned by it.

               (ix) None of the assets of TRC directly or indirectly secures any debt the interest on which is tax exempt under Section 103(a) of the Code.

               (x) None of the assets of TRC is "tax-exempt use property" within the meaning of Section 168(h) of the Code.

               (xi) TRC has not made and will not make a deemed dividend election under Treas. Reg. ss.1.1502-32(f)(2) or a consent dividend election under Section 565 of the Code.

               (xii) TRC has not agreed to make, nor is it required to make, any adjustment under Sections 481(a) or 263A of the Code or any comparable provision of state or foreign tax laws by reason of a change in accounting method or otherwise.

               (xiii) TRC is not party to any joint venture, partnership, or other arrangement or contract which could be treated as a partnership for federal income tax purposes.

               (xiv) TRC's book basis of each of its assets is reflected in its financial statements.

               (xv) All elections with respect to Taxes made during the fiscal years ended December 31, 1996, December 31, 1996 and December 31, 1997 are reflected on the Returns for such periods, copies of which have been provided to Harvest.

          5.1.23 Intellectual Property.

               (i) TRC and its subsidiaries own or have the right to use pursuant to license, sublicense, agreement, or permission all Intellectual Property necessary or desirable for the operation of the business of TRC. Each item of Intellectual Property owned or used by any of TRC and its subsidiaries immediately prior to the closing hereunder will be owned or available for use by TRC, its subsidiaries, or its subsidiaries on identical terms and conditions immediately subsequent to the closing hereunder. Each of TRC and its subsidiaries has taken all necessary and desirable action to maintain and protect each item of Intellectual Property that it owns or uses.

               (ii)  None of TRC  and  its  subsidiaries  has  interfered  with, infringed upon, misappropriated, or otherwise come into conflict with any Intellectual Property rights of third parties, and none of TRC shareholders and the directors and officers (and employees with responsibility for Intellectual Property matters) of TRC and its subsidiaries has ever received any charge, complaint, claim, demand, or notice alleging any such interference, infringement, misappropriation, or violation (including any claim that any of TRC and its subsidiaries must license or refrain from using any
          Intellectual  Property  rights  of  any  third  party).  TRC  and  the directors and officers (and employees with responsibility for Intellectual Property matters) of TRC and its subsidiaries, no third party has interfered with, infringed upon, misappropriated, or otherwise come into conflict with any Intellectual Property rights of any of TRC and its subsidiaries.

               (iii) Schedule 5.1 identifies each patent or registration which has been issued to any of TRC and its subsidiaries with respect to any of its Intellectual Property, identifies each pending patent application or application for registration which any of TRC and its subsidiaries has made with respect to any of its Intellectual Property, and identifies each license, agreement, or other permission which any of TRC and its subsidiaries has granted to any third party with respect to any of its Intellectual Property (together with any exceptions). TRC has delivered to Harvest correct and complete copies of all such patents, registrations, applications, licenses, agreements, and permission (as amended to date) and has made available to Harvest correct and complete copies of all other written documentation evidencing ownership and prosecution (if applicable) of each such item. Schedule 5.1 also identifies each trade name or unregistered trademark used by any of TRC and its subsidiaries in connection with any of its businesses. With respect to each item of Intellectual Property required to be identified in Schedule 5.1:

               (a) TRC and its subsidiaries possess all right, title, and interest in and to the item, free and clear of any security interest, license, or other restriction;

               (b) the item is not subject to any outstanding injunction, judgment, order, decree, ruling, or charge;

               (c) no action, suit, proceeding, hearing, investigation, charge, complaint, claim, or demand is pending or is threatened which challenges the legality, validity, enforceability, use, or ownership of the item; and

               (d) none of TRC and its subsidiaries has ever agreed to indemnify
               any  person  for  or  against  any  interference,   infringement,
               misappropriation, or other conflict with respect to the item.

               (iv) Schedule 5.1 identifies each item of Intellectual Property that any third party owns and that any of TRC and its subsidiaries uses pursuant to license, sublicense, agreement, or permission. TRC has delivered to Harvest correct and complete copies of all such licenses, sublicenses, agreements, and permission (as amended to date). With respect to each item of Intellectual Property required to be identified in Schedule 5.1:

               (a) the license, sublicense, agreement, or permission covering the item is legal, valid, binding, enforceable, and in full force and effect.

               (b) the license, sublicense, agreement, or permission will continue to be legal, valid, binding, enforceable, and in full force and effect on identical terms following the consummation of the transactions contemplated hereby (including the assignments and assumptions referred to above);

               (c) no party to the license, sublicense, agreement, or permission is in breach or default, and no event has occurred which with notice or lapse of time would constitute a breach of default or permit termination, modification, or acceleration thereunder;

               (d) no party to the license, sublicense, agreement, or permission has repudiated any provision thereof;

               (e) with respect to each sublicense, the representations and warranties set forth in subsections (A) through (D) above are true and correct with respect to the underlying license;

               (f) the underlying item of Intellectual Property is not subject to any outstanding injunction, judgment, order, decree, ruling, or charge;

               (g) no action, suit, proceeding, hearing, investigation, charge, complaint, claim, or demand is pending and the directors and officers (and employees with responsibility for Intellectual Property matters) of TRC and its subsidiaries, is threatened which challenges the legality, validity, or enforceability of the underlying item of Intellectual Property; and

               (h) none of TRC and its subsidiaries has granted any sublicense or similar right with respect to the license, sublicense, agreement, or permission.

               (v) None of TRC and the directors and officers (and employees with responsibility for Intellectual Property matters) of TRC and its subsidiaries has any new products, inventions, procedures, or methods of manufacturing or processing that any competitors or other third parties have developed which reasonably could be expected to supersede or make obsolete any product or process of any of TRC and its subsidiaries.

          5.1.24 Books and Records. The books and records of TRC to which Harvest and their accountants and attorneys have been given access are the true books and records of TRC and truly and fairly reflect the underlying facts and transactions in all respects.

          5.1.25 Leased Properties. The Financial Statements and Schedule 5.1 hereto together list all personal property (including equipment leases) and real property leased by TRC in connection with the business (the "Leased Properties") and the aggregate annual rent or other fees payable under all such leases. TRC has a valid leasehold or ownership interest in all of the Leased Properties, free and clear of any liens. The negotiation and consummation of this Agreement and the transactions contemplated hereby will not result in any penalties, the acceleration of payments or the termination of any lease of Leased Properties.

          5.1.26 Employees and Employee Benefit Plans.

               5.1.26.1 Other than as set forth in Schedule 5.1 hereto, TRC is not a party to any pension, profit sharing, savings, retirement or other deferred compensation plan, or any bonus (whether payable in cash or stock) or incentive program, or any group health plan (whether insured or self-funded), or any disability or group life insurance plan or other employee welfare benefit plan, or to any collective bargaining agreement or other agreement, written or oral, with any trade or labor union, employees' association or similar organization. TRC is not a party to, nor has made any contribution to or otherwise incurred any obligation under, any "multi-employer plan" as defined in
Section 3(37) of the Employee Retirement Income Security Act of 1974, as amended ("ERISA").

               5.1.26.2 With respect to each such plan set forth in Schedule 5.1 (a "Plan"), TRC has furnished to Harvest or their counsel complete and accurate copies of the Plan documents (including trust documents, insurance policies or contracts, employee booklets, summary plan descriptions and other authorizing documents, and any material employee communications). With respect to each Plan subject to ERISA as either an employee pension benefit plan within the meaning of Section 3(2) of ERISA or an employee welfare benefit plan within the meaning of Section 3(1) of ERISA, TRC has prepared in good faith and timely filed all requisite governmental reports and has properly and timely posted, or distributed all notices and reports to employees required to be filed, posted, or distributed with respect to each Plan. Each Plan has at all times been properly and completely funded by TRC and has been operated and administered in all respects in accordance with its terms and all applicable laws, including, but not limited to, ERISA and the Code.

               5.1.26.3 All Plans that are intended to qualify (the "Qualified Plans") under Section 401(a) of the Code have been determined by the Internal Revenue Service to be so qualified, and copies of such determination letters are included as part of Schedule 5.1 hereof. Except as disclosed on Schedule 5.1, all reports and other documents required to be filed with any governmental agency or distributed to plan participants or beneficiaries have been timely filed and distributed, and copies thereof are included as part of Schedule 5.1 hereof. TRC further represents that:

               (a) there have been no terminations, partial terminations, or discontinuance of contributions to any such Qualified Plan intended to qualify under Section 401(a) of the Code without notice to and approval by the Internal Revenue Service;

               (b) no such plan listed in Schedule 5.1, subject to the provisions of Title IV of ERISA has been terminated;

               (c) there have been no "reportable events" (as that phrase is defined in Section 4043 of ERISA) with respect to any such plan listed in Schedule 5.1; and

               (d) TRC has not incurred any liability under Section 4062 of ERISA.

               5.1.26.4 TRC has not made any oral or written communications to its current or former employees that guarantee current or former employees continuation of employer-provided benefits or retirement coverage under TRC's welfare benefit plans or which would have any effect on TRC's ability to terminate retiree or any other benefits to all current or former employees.

               5.1.26.5 TRC has not violated any of the health care continuation coverage requirements of the Consolidated Omnibus Budget Reconciliation Act of 1985 applicable to its Employees prior to the Closing or any prior actions of or transactions entered into by TRC.

          5.1.27 Compensation. TRC has delivered to Harvest an accurate schedule, attached to this Agreement as Schedule 5.1, showing all officers, directors, and key employees of TRC and the rate of compensation (and the portions thereof attributable to salary, bonus, and other compensation, respectively) of the directors, officers, and key employees.

          5.1.28 Insurance. TRC maintains policies of insurance covering the assets of TRC, properties, and business in types and amounts as set forth in
Schedule 5.1. TRC is in compliance with each of such policies such that none of the coverage provided under such policies has been invalidated and TRC has not received any written notice of cancellation of any such policies. Schedule 5.1 lists and describes all TRC insurance policies in effect immediately prior to the time of Closing. Such policies are with reputable insurers and are in amounts sufficient for the prudent protection of the properties and the Business of TRC.

          5.1.29 Full Disclosure. TRC has disclosed to all material facts relating to TRC and its operations and has not knowingly omitted to disclose to Harvest any material fact relating to TRC, or its operations necessary to make the statements made herein not misleading.


                                  ARTICLE VI.
                                 TRC's COVENANTS

     Section 6.1 Continuation of Business. TRC covenants and agrees with Harvest as follows, between the date hereof and the Effective Date, unless otherwise consented to in writing by Harvest or as provided for by this Agreement, (i) it shall conduct its affairs solely in the ordinary course of business consistent with past practice and shall not materially change its policies and practices;
(ii) shall not issue or cause to be issued by TRC any capital stock or security convertible into capital stock, except pursuant to outstanding warrants, convertible preferred stock, stock options and convertible debentures, or grant any options or rights to acquire capital stock, or otherwise alter TRC's capital structure; (iii) shall not repurchase any of its securities or pay any dividend or make any distribution with respect to its securities other than normal cash dividends; (iv) shall not enter into any contract or arrangement other than in the ordinary course of business; and (v) shall not amend its charter documents or bylaws.

     Section 6.2 No Solicitation. Unless and until the Effective Date occurs, TRC shall not (i) solicit any offer to acquire all or any part of TRC's business, assets or other properties or capital stock, whether by merger, purchase of assets, tender offer or otherwise or (ii) except as required by law, disclose, directly or indirectly, any information not customarily disclosed to any person or entity concerning TRC's business or properties, afford to any other person or entity access to TRC's properties, books or records or otherwise assist or encourage any person or entity in connection with any of the foregoing.

                                  ARTICLE VII.
              HARVEST'S AND HARTAN'S REPRESENTATIONS AND WARRANTIES

     Section 7.1 Harvest's and Hartan's Representations and Warranties. Harvest and/or Hartan make the following representations and warranties to TRC as a material inducement for TRC to enter into this Agreement subject only to such disclaimers, disclosures and exceptions as are expressly set forth in the attachments hereto. These representations and warranties are limited to the best actual knowledge of Harvest and/or Hartan Directors and officers. Further, immaterial breaches of these representations and warranties are specifically agreed to not comprise actionable breaches. All of Harvest's and/or Hartan's warranties and representations herein are modified to the extent needed to take into account Harvest's and/or Hartan's disclosures set forth or identified in the attachment hereto entitled Schedule 7.1 - Harvest and Hartan Disclosures and made a part thereof.

          7.1.1 Capitalization.

               7.1.1.1 Authorized Stock. The authorized capital stock of Harvest consists of 20,000,000 shares of Harvest Common Stock, $0.01 par value per share, and 5,000,000 shares of preferred stock, $1.00 par value per share, of which 3,000,000 shares have been designated as Series A Preferred Stock, 1,000 shares have been designated as Series B Preferred Stock, and 1,000 shares have been designated as Series C Preferred Stock.

               7.1.1.2  Issued  Common  Stock.  There  are  4,106,861  shares of
Harvest Common Stock issued and outstanding. (A total of 6,500,000 shares of Harvest Common Stock will either be issued or reserved for issuance in the merger.) All such issued and outstanding shares of Harvest Common Stock are duly authorized, validly issued, fully paid and non-assessable, were not issued in violation of the terms of any contract, agreement or commitment binding upon Harvest or any preemptive rights or rights of first refusal, and were issued in compliance with all of its charter documents and applicable law.

               7.1.1.3 Issued Preferred Stock. There are 500,124 shares of Harvest Series A Preferred Stock, 133.2 shares of Harvest Series B Preferred
Stock, and 200 shares of Harvest Series C Preferred Stock issued and outstanding. The Series B Preferred Stock and Series C Preferred Stock will be exchanged for 9,198 shares of Series D Preferred Stock on the Effective Date. All such issued and outstanding shares of Harvest Preferred Stock are duly authorized, validly issued, fully paid and non-assessable, were not issued in violation of the terms of any contract, agreement or commitment binding upon Harvest or any preemptive rights or rights of first refusal, and were issued in compliance with all of its charter documents and applicable law.

          7.1.2 Organization Standing and Power. Each of Harvest and Hartan is a corporation duly organized, validly existing and in good standing under the laws of the State of Texas, and each is qualified to do business where the failure to be so qualified would materially and adversely affect its condition, properties, assets or operations. Harvest and Hartan have all requisite corporate power and authority to enter into and perform and consummate the transactions contemplated by this Agreement. The copies of the charter documents of Harvest and Hartan and all amendments thereto and of its bylaws as amended to date which have heretofore been furnished or delivered to the TRC are correct and complete.

          7.1.3 Subsidiaries. Harvest and/or Hartan have no subsidiaries other than those listed on Schedule 7.1.

          7.1.4 Title to Assets. Each of Harvest and/or Hartan has good, valid and indefeasible title to its assets, free and clear of all security interests, mortgages, liens, encumbrances, title retention or security agreements, claims, restrictions, leases, options, rights of first offer or first refusal, confidentiality or secrecy agreements, non-competition agreements, defects of title or other encumbrances of rights of others. The execution and delivery of this Agreement and the consummation of the transaction contemplated hereby will not constitute a violation of, nor be in conflict with, nor constitute a default, under any terms or provisions of any contract, lease, mortgage, indenture, or any other document whatsoever to which Harvest and/or Hartan may be a party or to which Harvest and/or Hartan may be bound on each Closing Date.

          7.1.5 Other Relationships. No affiliate, director, officer, principal executive, or employee of or consultant to Harvest and/or Hartan owns, directly or indirectly, in whole or in part, any property, asset or right, tangible or intangible relating to or affecting either Harvest and/or Hartan.

          7.1.6 Other Transactions. No affiliate, director, officer, principal executive or employee of Harvest and/or Hartan, has, directly or indirectly, engaged in any transaction with Harvest and/or Hartan outside of the ordinary course of business.

          7.1.7 Financial Information. Harvest has provided to TRC the financial statements set forth in subsection 7.1.19. Except as and to the extent reflected or disclosed (or adequately reserved for or against) in such financial statements or in Schedule 7.1, Harvest and/or Hartan has no debts, liabilities or obligations of any nature, whether accrued, absolute, contingent or otherwise, whether due or to become due, including, but not limited to liabilities or obligations on account of known fraud by any merchant, customer, taxes, other governmental charges, duties, penalties, interest, fines, vacation pay, 'workmen's compensation claims, pension plan obligations, and there is no known basis for the assertion of such against Harvest or Hartan?

          7.1.8 Absence of Certain Changes, or Events. The business of Harvest and/or Hartan has been operated only in the usual and ordinary course of business and there has not been any occurrence, event or condition outside of the ordinary course of business.

          7.1.9 Condition of Assets. The assets of Harvest and/or Hartan are in good operating condition for the purposes of conducting the business of Harvest and/or Hartan on the Effective Date as such business has been or is being conducted. Each of Harvest and/or Hartan has good and marketable title to all of its assets subject to no mortgage, pledge, lien, conditional sales agreement, encumbrance, security interest, encumbrance, or charge of any nature whatsoever, except as herein provided.

          7.1.10 Compliance With Law. Each of Harvest and/or Hartan has complied and is in compliance with all applicable zoning decisions and has complied and is in compliance with all applicable federal, state, and local laws, statutes, licensing requirements, rules, and regulations, and judicial or administrative decisions. Each of Harvest and/or Hartan has been granted all licenses, permits (temporary and otherwise), authorizations, and approvals from federal, state, and local government regulatory or zoning bodies necessary to carry on the business and maintain the assets of Harvest and/or Hartan, all of which are currently valid and in full force and effect. All such licenses, permits, authorizations and approvals shall be valid and in full force and effect upon the consummation of the transactions contemplated by this Agreement. There is no order issued, or proceeding pending or threatened, or notice served with respect to any violation of any law, ordinance, order, writ, decree, rule, or regulation issued by any federal state, local, or foreign court or governmental agency or instrumentality applicable to Harvest and/or Hartan. Each of Harvest and/or Hartan has valid business licenses to carry on its operations.

          7.1.11 Contracts and Commitments. All of Harvest's and/or Hartan's contracts, agreements, customer and supplier purchase order and other commitments are legal, valid and binding and in full force and effect, and there are no defaults thereunder. None of the rights of Harvest and/or Hartan thereunder shall be impaired by the consummation of the transactions contemplated by this Agreement, and all of the rights of Harvest and/or Hartan thereunder shall be enforceable by TRC after the Merger without the consent or agreement of any other party except for the agreements specifically listed in attachments hereto, which contracts require consent to assignment. Copies of all such contracts have heretofore been delivered to TRC by Harvest and/or Hartan and are true and complete and include all amendments and supplements thereto and modifications thereof.

          7.1.12 Permits, Licenses, Consents. Each of Harvest and/or Hartan has all governmental leases, licenses, permits, consents, approvals, authorizations, qualifications and orders necessary to conduct its business and to operate its properties and assets, and such leases, licenses, permits, consents, approvals, authorizations, qualifications and orders are in full force and effect. No notification to or approval of any governmental agency is required for all governmental leases, licenses, permits, consents, approvals, authorizations, qualifications and orders to remain in full force and effect after the Closing. No violations exist or have been recorded in respect of any governmental lease, license, permit, consent, approval, authorization, qualification or order of Harvest and/or Hartan. No proceeding is pending or, to the best of Harvest's and/or Hartan's knowledge, threatened, looking toward the revocation or limitation of any such governmental lease, license, permit, consent, approval, authorization, qualification or order and there is no basis or grounds for any such revocation or limitations. Harvest and/or Hartan has complied in all material respects with all present and, to the best of Harvest's and/or Hartan's knowledge, enacted but not yet effective, federal, state and local laws, rules, regulations, ordinances, codes, orders, licenses and permits relating to any of its properties or applicable to its business.

          7.1.13 Absence of Defaults. Except as provided in the attached disclosures, neither Harvest nor Hartan is, nor is either of them alleged to be, in default under, or in breach of any term or provision of, any contract, agreement, lease, license, commitment, instrument or fiduciary or other obligation. No other party to any contract, agreement, lease, license, commitment, instrument or fiduciary or other obligation to which Harvest and/or Hartan is party is in default thereunder or in breach of any term or provision thereof. There exists no condition or event which, after notice or lapse of time or both, would constitute a default by any party to any such contract, agreement, lease, license, commitment, instrument or fiduciary or other obligation.

          7.1.14 Litigation. Except as provided in the attached disclosures, there is (i) no suit, action or claim, (ii) no investigation or inquiry by any administrative agency or governmental body, and (iii) no legal, administrative or arbitration proceeding pending or, to the best of Harvest's and/or Hartan's knowledge, threatened against Harvest and/or Hartan or any of the properties, assets, business or prospects of Harvest and/or Hartan or to which Harvest and/or Hartan is or might become a party, and to the best of Harvest's and/or Hartan's knowledge, there is no basis or grounds for any such suit, action, claim, investigation, inquiry or proceeding, including but not limited to, labor, equal employment opportunity, safety, health, environmental and antitrust laws. There is no outstanding order, writ, injunction or decree of any court, administrative agency or governmental body or arbitration tribunal against or affecting or relating to Harvest and/or Hartan.

          7.1.15 No Breach or Violation of Law. The execution and delivery of this Agreement by Harvest and/or Hartan and the consummation of the transactions contemplated hereby will not (i) conflict with, or result in the breach of any of the terms or conditions of or constitute a default under, or result in the acceleration of any obligation under, or require any consent, approval or notice under, the charter documents or the bylaws or any resolution of Harvest and/or Hartan or any contract, agreement, commitment, indenture, mortgage, deed of trust, lease, pledge agreement, note, bond, license or other instrument or obligation to which Harvest and/or Hartan is now a party or by which Harvest and/or Hartan or any of the properties or assets of Harvest and/or Hartan may be bound or affected, or (ii) violate any law, or any rule or regulation of any administrative agency or governmental body, or any order, writ, injunction or decree of any court, administrative agency or governmental body.

          7.1.16 Validity and Authorization. This Agreement has been duly authorized by all necessary corporate action and upon approval of Hartan shareholders is duly and validly executed and delivered by Harvest and/or Hartan and is legally binding on Harvest and/or Hartan in accordance with its terms.

          7.1.17 Completeness: No Misrepresentations. The copies of all instruments, agreements, and written information, including without limitation the Schedules hereto, delivered pursuant to this Agreement or otherwise furnished or made available to TRC by Harvest and/or Hartan, or any representatives of either of them are complete and correct as of the date hereof. The representations and warranties made by Harvest and/or Hartan in this Agreement or in any Schedule or other document furnished in connection with this Agreement do not contain any untrue statement of a material fact, or omit to state a material fact necessary to make the statements or facts contained herein or therein not misleading. The fact that TRC and its representatives have conducted an investigation of Harvest and/or Hartan prior to the execution of this Agreement shall not affect the representations and warranties contained in this Article VII or the extent of the obligations or liabilities of Harvest and/or Hartan in the event of a breach of any such representation or warranty.

          7.1.18 Tax Matters. Harvest and/or Hartan has duly and timely filed all returns with respect to any taxes required to be filed by it or for which it may be held responsible, and has paid, or will pay on a timely basis, all taxes shown to be due and payable on such returns, all deficiencies and assessments of taxes, notice of which has been received by it, and all other taxes payable by it. Neither Harvest nor Hartan is aware of any basis upon which any assessment for a material amount of additional taxes could be made.

          7.1.19 Financial Statements. It is understood that Harvest's financial statements are not audited unless indicated as such on the delivered financial documents. The year-end financial statements and interim financial statements delivered by Harvest to TRC have been prepared in accordance with generally accepted accounting principles and present fairly the financial position of Harvest as of December 28, 1997, and as of July 12, 1998, respectively, and the statement of income presents fairly the results of operations and changes in financial position of Harvest for the periods ended December 28, 1997, and July 12, 1998, respectively, and sales reports for the period commencing January 1, 1998, through the calendar month immediately preceding the date of submittal of the same, all in conformity with generally accepted accounting principles applied on a basis consistent with that of prior periods, except that the interim financial statements are not audited and do not contain footnotes and are subject to audit adjustments.

          7.1.20 Absence of Certain  Changes and Events.  Except as set forth in
Schedule 7.1 hereto, since the date of the interim financial statements there has not been:

               7.1.20.1 Any material adverse change in the financial condition, results of operation, assets, liabilities or prospects of Harvest and/or Hartan, or any occurrence, circumstance, or combination thereof which reasonably could be expected to result in any such material adverse change;

               7.1.20.2 Any transaction relating to or involving Harvest and/or Hartan, or the assets of Harvest and/or Hartan which was entered into or carried out by Harvest and/or Hartan other than for fair consideration in the ordinary course of business;

               7.1.20.3 Any change by Harvest and/or Hartan in its accounting or tax practices or procedures;

               7.1.20.4 Any incurrence of any liability, other than liabilities incurred in the ordinary course of business consistent with past practices;

               7.1.20.5 Any sale, lease, or disposition of, or any agreement to sell, lease, or dispose of any of its properties (whether leased or owned), or the assets of Harvest and/or Hartan, other than sales, leases, or dispositions of goods, materials, or equipment in the ordinary course of business or as contemplated by this Agreement;

               7.1.20.6 Any event permitting any of the assets or the properties of Harvest and/or Hartan (whether leased or owned) to be subjected to any pledge, encumbrance, security interest, lien, charge, or claim of any kind whatsoever (direct or indirect) (collectively, " Liens");

               7.1.20.7 Any increase in compensation or any adoption of, or increase in, any bonus, incentive compensation, pension, profit sharing, retirement, insurance, medical reimbursement or other employee benefit plan, payment or arrangement to, for, or with any employee of Harvest and/or Hartan;

               7.1.20.8 Any payment or distribution of any bonus to, or cancellation of indebtedness owing from, or incurring of any liability relating to any employees, consultants, directors, officers, or agents, or any persons related thereto;

               7.1.20.9 Any notice (written or unwritten) from any employee of Harvest and/or Hartan that such employee has terminated, or intends to terminate, such employee's employment with Harvest and/or Hartan;

               7.1.20.10 Any adverse relationship or condition with suppliers or vendors that may have an adverse effect on Harvest and/or Hartan;

               7.1.20.11 Any event, including, without limitation, shortage of materials or supplies, fire, explosion, accident, requisition or taking of property by any governmental agency, flood, drought, earthquake, or other natural event, riot, act of God or a public enemy, or damage, destruction, or other casualty, whether covered by insurance or not, which has had an adverse effect on Harvest and/or Hartan, the properties (whether leased or owned), or any such event which could be expected to have an adverse effect on Harvest and/or Hartan, the properties (whether leased or owned), or the assets of Harvest and/or Hartan;

               7.1.20.12 Any modification, waiver, change, amendment, release, rescission, accord and satisfaction, or termination of, or with respect to, any term, condition, or provision of any contract, agreement, license, or other instrument to which Harvest and/or Hartan is a party and relating to or affecting Harvest and/or Hartan other than any satisfaction by performance in accordance with the terms thereof in the ordinary course of business;

               7.1.20.13 Any discharge or satisfaction of any lien or payment of any liabilities, other than in the ordinary course of business;

               7.1.20.14 Any waiver of any rights of substantial value by Harvest and/or Hartan, other than waivers having no material adverse effect on Harvest and/or Hartan;

               7.1.20.15 Any issuance of equity securities of Harvest and/or Hartan or any issuance of warrants, calls, options or other rights calling for the issuance, sale, or delivery of Harvest's and/or Hartan's equity securities;

               7.1.20.16 Any declaration of any dividend or any distribution of any shares of its capital stock, or redemption, purchase, or other acquisition of any shares of its capital stock or any grant of an option, warrant, or other right to purchase or acquire any such shares;

               7.1.20.17 Any amendment, or agreement to amend, Harvest's and/or Hartan's Articles of Incorporation or Bylaws, or any merger or consolidation with, or any agreement to merge or consolidate with, any other corporation, partnership, limited liability company or any other entity;

               7.1.20.18 Any reduction, or agreement to reduce, the cash or short-term investments of Harvest and/or Hartan, other than to meet cash needs arising in the ordinary course of business;

               7.1.20.19 Any work interruptions, labor grievances or claims filed, proposed law or regulation or any event of any character, materially adversely affecting future prospects of Harvest and/or Hartan;

               7.1.20.20 Any revaluation by Harvest and/or Hartan of any of its assets;

               7.1.20.21 Any loan by Harvest and/or Hartan to any person or entity, or any guaranty by Harvest and/or Hartan of any loan; or

               7.1.20.22 Any other event or condition of any character which materially adversely affects, or reasonably may be expected to so affect, the assets of Harvest and/or Hartan or the properties (whether leased or owned) of Harvest and/or Hartan.

          7.1.21 Taxes.

               7.1.21.1 Definitions. For purposes of this Agreement:

               (a) the term "Taxes" means (A) all federal, state, local, foreign and other net income, gross income, gross receipts, sales, use, ad valorem, transfer, franchise, profits, license, lease, service, service use, withholding, payroll, employment, excise, severance, stamp, occupation, premium, property, windfall profits, customs, duties or other taxes, fees, assessments or charges of any kind whatever, together with any interest and any penalties, additions to tax or additional amounts with respect thereto, (B) any liability for payment of amounts described in clause (A) whether as a result of transferee liability, of being a member of an affiliated, consolidated, combined or unitary group for any period, or otherwise through operation of law, and (C) any liability for the payment of amounts described in clauses
                    (A) or (B) as a result of any tax sharing, tax indemnity or tax allocation agreement or any other express or implied agreement to indemnify any other person; and the term "Tax" means any one of the foregoing Taxes; and

               (b) the term "Returns" means all returns, declarations, reports, statements, claims for refund and other documents required to be filed in respect of Taxes, and the term "Return" means any one of the foregoing Returns.

               7.1.21.2 Each of Harvest and/or Hartan has properly completed and filed on a timely basis (including extensions) and in correct form all Returns required to be filed on or prior to the Closing. As of the time of filing, the foregoing Returns correctly reflected the facts regarding the income, business, assets, operations, activities, status or other matters of Harvest and/ or Hartan or any other information required to be shown thereon. In particular, the foregoing Returns are not subject to unpaid penalties under Section 6662 of the Internal Revenue Code of 1986, as amended (the "Code"), relating to accuracy-related penalties (or any corresponding provision of state, local or foreign Tax law) or any other unpaid penalties.

               7.1.21.3 With respect to all amounts in respect of Taxes imposed upon Harvest and/or Hartan, or for which Harvest and/or Hartan is liable, whether to taxing authorities (as, for example, under law) or to other persons or entities (as, for example, under tax allocation agreements), with respect to all taxable periods ending on or before the Closing and portions of periods commencing before the Closing and ending after the Closing, all applicable tax laws and agreements have been fully complied with, and all such amounts required to be paid by Harvest and/or Hartan to taxing authorities or others on or before the Closing have been paid, and all such amounts required to be paid by Harvest and/or Hartan to taxing authorities or others after the Closing which have not been paid are reflected on the financial statements of Harvest and/or Hartan.

               7.1.21.4 No notices raising tax issues have been received by Harvest and/or Hartan from any taxing authority in connection with any of the Returns. No extensions or waivers of statutes of limitations with respect to the Returns have been given by or requested from Harvest and/or Hartan. All deficiencies asserted or assessments made as a result of any examinations have been fully paid, or are fully reflected as a liability in the financial statements of Harvest, or are being contested and an adequate reserve therefor has been established and is fully reflected in the financial statements of Harvest.

               7.1.21.5 There are no liens for Taxes (other than for current Taxes not yet due and payable) upon the assets of Harvest and/or Hartan.

               7.1.21.6 Neither Harvest nor Hartan is a party to or bound by (nor will Harvest and/or Hartan become a party to or become bound by) any tax indemnity, tax sharing or tax allocation agreement.

               7.1.21.7 Neither Harvest nor Hartan has ever been a member of an affiliated group of corporations within the meaning of Section 1504 of the Code.

               7.1.21.8 Neither Harvest nor Hartan has filed a consent pursuant to the collapsible corporation provisions of Section 341(f) of the Code (or any corresponding provision of state, local or foreign income Tax law) or agreed to have Section 341(f)(2) of the Code (or any corresponding provision of state, local or foreign income Tax law) apply to any disposition of any asset owned by it.

               7.1.21.9 None of the assets of Harvest and/or Hartan directly or indirectly secures any debt the interest on which is tax exempt under Section 103(a) of the Code.

               7.1.21.10 None of the assets of Harvest and/or Hartan is "tax-exempt use property" within the meaning of Section 168(h) of the Code.

               7.1.21.11 Neither Harvest nor Hartan has made or will make a deemed dividend election under Treas. Reg. ss.1.1502-32(f)(2) or a consent dividend election under Section 565 of the Code.

               7.1.21.12 Neither Harvest nor Hartan has agreed to make, nor is it required to make, any adjustment under Sections 481(a) or 263A of the Code or any comparable provision of state or foreign tax laws by reason of a change in accounting method or otherwise.

               7.1.21.13 Neither Harvest nor Hartan is party to any joint venture, partnership, or other arrangement or contract which could be treated as a partnership for federal income tax purposes.

               7.1.21.14 Harvest's and/or Hartan's book basis of each of its assets is reflected in Harvest's (?) financial statements.

               7.1.21.15 All elections with respect to Taxes made during the fiscal years ended December 31, 1996, December 31, 1996 and December 31, 1997 are reflected on the Returns for such periods, copies of which have been provided to TRC.

          7.1.22 Compliance With Law. Each of Harvest and/or Hartan has complied and is in compliance with all applicable zoning decisions and has complied and is in compliance with all applicable federal, state, and local laws, statutes, licensing requirements, rules, and regulations, and judicial or administrative decisions. Each of Harvest and/or Hartan has been granted all licenses, permits (temporary and otherwise), authorizations, and approvals from federal, state, and local government regulatory or zoning bodies necessary to carry on the business and maintain the assets of Harvest and/or Hartan, all of which are currently valid and in full force and effect. All such licenses, permits, authorizations and approvals shall be valid and in full force and effect upon the consummation of the transactions contemplated by this Agreement. There is no order issued, or proceeding pending or threatened, or notice served with respect to any violation of any law, ordinance, order, writ, decree, rule, or regulation issued by any federal state, local, or foreign court or governmental agency or instrumentality applicable to Harvest and/or Hartan. Each of Harvest and/or Hartan has valid business licenses to carry on its operations.

          7.1.23 Intellectual Property.

               7.1.23.1 Harvest and/or Hartan and their subsidiaries own or have the right to use pursuant to license, sublicense, agreement, or permission all Intellectual Property necessary or desirable for the operation of the business of Harvest and/or Hartan. Each item of Intellectual Property owned or used by any of Harvest and/or Hartan and their subsidiaries immediately prior to the closing hereunder will be owned or available for use by Harvest and/or Hartan, their subsidiaries, or its subsidiaries on identical terms and conditions immediately subsequent to the closing hereunder. Each of Harvest and/or Hartan and their subsidiaries has taken all necessary and desirable action to maintain and protect each item of Intellectual Property that it owns or uses.

               7.1.23.2 None of Harvest and/or Hartan and their subsidiaries has interfered with, infringed upon, misappropriated, or otherwise come into conflict with any Intellectual Property rights of third parties, and none of Harvest and/or Hartan shareholders and the directors and officers (and employees with responsibility for Intellectual Property matters) of Harvest and/or Hartan and their subsidiaries has ever received any charge, complaint, claim, demand, or notice alleging any such interference, infringement, misappropriation, or violation (including any claim that any of Harvest and/or Hartan and their subsidiaries must license or refrain from using any Intellectual Property rights of any third party). Harvest and/or Hartan and the directors and officers (and employees with responsibility for Intellectual Property matters) of Harvest and/or Hartan and their subsidiaries, no third party has interfered with, infringed upon, misappropriated, or otherwise come into conflict with any Intellectual Property rights of any of Harvest and/or Hartan and their subsidiaries.

               7.1.23.3  Schedule  7.1  identifies  each patent or  registration which has been issued to any of Harvest and/or Hartan and their subsidiaries with respect to any of their Intellectual Property, identifies each pending patent application or application for registration which any of Harvest and/or Hartan and their subsidiaries has made with respect to any of their Intellectual Property, and identifies each license, agreement, or other permission which any of Harvest and/or Hartan and their subsidiaries has granted to any third party with respect to any of their Intellectual Property (together with any exceptions). Each of Harvest and/or Hartan has delivered to TRC correct and complete copies of all such patents, registrations, applications, licenses, agreements, and permission (as amended to date) and has made available to TRC correct and complete copies of all other written documentation evidencing ownership and prosecution (if applicable) of each such item. Schedule 7.1 also identifies each trade name or unregistered trademark used by any of Harvest and/or Hartan and their subsidiaries in connection with any of its businesses. With respect to each item of Intellectual Property required to be identified in
Schedule 7.1:

               (a) Harvest and/or Hartan and their subsidiaries possess all right, title, and interest in and to the item, free and clear of any security interest, license, or other restriction;

               (b) the item is not subject to any outstanding injunction, judgment, order, decree, ruling, or charge;

               (c) no action, suit, proceeding, hearing, investigation, charge, complaint, claim, or demand is pending or is threatened which challenges the legality, validity, enforceability, use, or ownership of the item; and

               (d)  none of Harvest  and/or  Hartan and their  subsidiaries  has ever agreed to indemnify any person for or against any interference, infringement, misappropriation, or other conflict with respect to the item.

               7.1.23.4 Schedule 7.1 identifies each item of Intellectual Property that any third party owns and that any of Harvest and/or Hartan and their subsidiaries uses pursuant to license, sublicense, agreement, or permission. Harvest and/or Hartan has delivered to TRC correct and complete copies of all such licenses, sublicenses, agreements, and permission (as amended to date). With respect to each item of Intellectual Property required to be identified in Schedule 7.1:

               (a) the license, sublicense, agreement, or permission covering the item is legal, valid, binding, enforceable, and in full force and effect.

               (b) the license, sublicense, agreement, or permission will continue to be legal, valid, binding, enforceable, and in full force and effect on identical terms following the consummation of the transactions contemplated hereby (including the assignments and assumptions referred to above);

               (c) no party to the license, sublicense, agreement, or permission is in breach or default, and no event has occurred which with notice or lapse of time would constitute a breach of default or permit termination, modification, or acceleration thereunder;

               (d)  no  party  to  the  license,   sublicense,   agreement,   or
                    permission has repudiated any provision thereof;

               (e) with respect to each sublicense, the representations and warranties set forth in subsections (A) through (D) above are true and correct with respect to the underlying license;

               (f) the underlying item of Intellectual Property is not subject to any outstanding injunction, judgment, order, decree, ruling, or charge;

               (g) no action, suit, proceeding, hearing, investigation, charge, complaint, claim, or demand is pending and the directors and officers (and employees with responsibility for Intellectual Property matters) of Harvest and/or Hartan and their subsidiaries, is threatened which challenges the legality, validity, or enforceability of the underlying item of Intellectual Property; and

               (h) none of Harvest and/or Hartan and their subsidiaries has granted any sublicense or similar right with respect to the license, sublicense, agreement, or permission.

               7.1.23.5 None of Harvest and/or Hartan and the directors and officers (and employees with responsibility for Intellectual Property matters) of Harvest and/or Hartan and their subsidiaries has any new products, inventions, procedures, or methods of manufacturing or processing that any competitors or other third parties have developed which reasonably could be expected to supersede or make obsolete any product or process of any of Harvest and/or Hartan and their subsidiaries.

          7.1.24 Books and Records. The books and records of Harvest and/or Hartan to which TRC and their accountants and attorneys have been given access are the true books and records of Harvest and/or Hartan and truly and fairly reflect the underlying facts and transactions in all respects.

          7.1.25 Leased Properties. The Financial Statements and Schedule 7.1 hereto together list all personal property (including equipment leases) and real property leased by Harvest and/or Hartan in connection with the business (the

"Leased Properties") and the aggregate annual rent or other fees payable under all such leases. Each of Harvest and/or Hartan has a valid leasehold or ownership interest in all of the Leased Properties, free and clear of any liens. The negotiation and consummation of this Agreement and the transactions contemplated hereby will not result in any penalties, the acceleration of payments or the termination of any lease of Leased Properties.

          7.1.26 Employees and Employee Benefit Plans.

               7.1.26.1 Other than as set forth in Schedule 7.1 hereto, neither Harvest nor Hartan is a party to any pension, profit sharing, savings, retirement or other deferred compensation plan, or any bonus (whether payable in cash or stock) or incentive program, or any group health plan (whether insured or self-funded), or any disability or group life insurance plan or other employee welfare benefit plan, or to any collective bargaining agreement or other agreement, written or oral, with any trade or labor union, employees' association or similar organization. Neither Harvest nor Hartan is a party to, nor has made any contribution to or otherwise incurred any obligation under, any "multi-employer plan" as defined in Section 3(37) of the Employee Retirement Income Security Act of 1974, as amended ("ERISA").

               7.1.26.2 With respect to each such plan set forth in Schedule 7.1 (a "Plan"), each of Harvest and/or Hartan has furnished to TRC or their counsel complete and accurate copies of the Plan documents (including trust documents, insurance policies or contracts, employee booklets, summary plan descriptions and other authorizing documents, and any material employee communications). With respect to each Plan subject to ERISA as either an employee pension benefit plan within the meaning of Section 3(2) of ERISA or an employee welfare benefit plan within the meaning of Section 3(1) of ERISA, each of Harvest and/or Hartan has prepared in good faith and timely filed all requisite governmental reports and has properly and timely posted, or distributed all notices and reports to employees required to be filed, posted, or distributed with respect to each Plan. Each Plan has at all times been properly and completely funded by Harvest and/or Hartan and has been operated and administered in all respects in accordance with its terms and all applicable laws, including, but not limited to, ERISA and the Code.

               7.1.26.3 All Plans that are intended to qualify (the "Qualified Plans") under Section 401(a) of the Code have been determined by the Internal Revenue Service to be so qualified, and copies of such determination letters are included as part of Schedule 7.1 hereof. Except as disclosed on Schedule 7.1, all reports and other documents required to be filed with any governmental agency or distributed to plan participants or beneficiaries have been timely filed and distributed, and copies thereof are included as part of Schedule 7.1 hereof. Harvest and/or Hartan further represents that:

               (a) there have been no terminations, partial terminations, or discontinuance of contributions to any such Qualified Plan intended to qualify under Section 401(a) of the Code without notice to and approval by the Internal Revenue Service;

               (b) no such plan listed in Schedule 7.1, subject to the provisions of Title IV of ERISA has been terminated;

               (c) there have been no "reportable events" (as that phrase is defined in Section 4043 of ERISA) with respect to any such plan listed in Schedule 7.1; and

               (d)  Neither  Harvest nor Hartan has incurred any liability under
                    Section 4062 of ERISA.

               7.1.26.4 Neither Harvest nor Hartan has made any oral or written communications to its current or former employees that guarantee current or former employees continuation of employer-provided benefits or retirement coverage under Harvest's and/or Hartan's welfare benefit plans or which would have any effect on Harvest's and/or Hartan's ability to terminate retiree or any other benefits to all current or former employees.

               7.1.26.5 Neither Harvest nor Hartan has violated any of the health care continuation coverage requirements of the Consolidated Omnibus Budget Reconciliation Act of 1985 applicable to its Employees prior to the Closing or any prior actions of or transactions entered into by Harvest and/or Hartan.

          7.1.27 Compensation. Each of Harvest and/or Hartan has delivered to TRC an accurate schedule, attached to this Agreement as Schedule 7.1, showing all officers, directors, and key employees of Harvest and/or Hartan and the rate of compensation (and the portions thereof attributable to salary, bonus, and other compensation, respectively) of the directors, officers, and key employees.

          7.1.28 Insurance. Harvest and/or Hartan maintains policies of insurance covering the assets of Harvest and/or Hartan, properties, and business in types and amounts as set forth in Schedule 7.1. Harvest and/or Hartan is in compliance with each of such policies such that none of the coverage provided under such policies has been invalidated and neither Harvest nor Hartan has received any written notice of cancellation of any such policies. Schedule 7.1 lists and describes all Harvest and/or Hartan insurance policies in effect immediately prior to the time of Closing. Such policies are with reputable insurers and are in amounts sufficient for the prudent protection of the properties and the Business of Harvest and/or Hartan.

          7.1.29 Full Disclosure. Each of Harvest and/or Hartan has disclosed to TRC all material facts relating to Harvest and/or Hartan and its operations and has not knowingly omitted to disclose to TRC any material fact relating to Harvest and/or Hartan, or its operations necessary to make the statements made herein not misleading.

          7.1.30 Securities and Nasdaq Listing. Quotations for the Harvest Common Stock and certain other Harvest securities are published on the OTC
Bulletin Board. Harvest is subject to the reporting requirements of the Securities Exchange Act of 1934 (the "Exchange Act").


                                 ARTICLE VIII.
                               HARVEST'S COVENANTS

     Section 8.1 Continuation of Business. Harvest covenants and agrees as follows: between the date hereof and the Closing, unless otherwise consented to in writing by TRC or as provided for by this Agreement, (i) it shall conduct its affairs solely in the ordinary course of business consistent with past practice and shall not materially change its policies and practices; (ii) shall not issue or cause to be issued by Harvest any capital stock or security convertible into capital stock, except pursuant to outstanding warrants, convertible preferred stock, stock options and convertible debentures, or grant any options or rights to acquire capital stock, or otherwise alter Harvest's capital structure; (iii) shall not repurchase any of its securities or pay any dividend or make any distribution with respect to its securities other than normal cash dividends;
(iv) shall not enter into any contract or arrangement other than in the ordinary course of business; and (v) shall not amend its charter documents or bylaws.

     Section 8.2 No Solicitation. Unless and until the Closing occurs, Harvest shall not (i) solicit any offer to acquire all or any part of Harvest's business, assets or other properties or capital stock, whether by merger, purchase of assets, tender offer or otherwise or (ii) except as required by law, disclose, directly or indirectly, any information not customarily disclosed to any person or entity concerning Harvest's business or properties, afford to any other person or entity access to Harvest's properties, books or records or otherwise assist or encourage any person or entity in connection with any of the foregoing.

     Section 8.3 Harvest Stock Option Plan. As of the Closing, the amount outstanding under the Stock Option Plan shall not exceed 483,000 shares at a $1.00 strike price.


                                  ARTICLE IX.
                                  TERMINATION

     [Intentionally omitted, as this Agreement is being signed at the Closing.]

                                   ARTICLE X.
                            INDEMNIFICATION; REMEDIES

     Section 10.1 Indemnification by Harvest. Harvest and its successors and assigns hereby agree that notwithstanding any investigation which may have been made by or on behalf of TRC prior to the Closing, Harvest shall indemnify, defend and hold harmless TRC (and any affiliated party, officer, director or employee of TRC) at any time after consummation of the Closing from and against all demands, claims, actions or causes of action, assessments, losses, damages, liabilities, costs and expenses including, subject to this Article, interest, penalties, court costs and reasonable attorneys' fees and expenses asserted against, imposed upon or incurred by TRC or any affiliated party, directly or indirectly, caused (a) by reason of or resulting from or arising out of any material misrepresentation or any material breach or nonfulfillment of any representation, covenant, warranty or agreement of Harvest or Hartan contained in or made pursuant to this Agreement, and (b) by any obligation of TRC, to the extent disclosed to Harvest in this Agreement, for which TRC (and any affiliated party of TRC) is or may become personally liable.

     Section 10.2 Indemnification by TRC. TRC and its successors and assigns hereby agree that notwithstanding any investigation which may have been made by or on behalf of Harvest prior to the Closing, TRC shall indemnify, defend and hold harmless Harvest (and any affiliated party, officer, director or employee of Harvest) at any time after consummation of the Closing from and against all demands, claims, actions or causes of action, assessments, losses, damages, liabilities, costs and expenses, including, subject to this Article, interest, penalties, court costs and reasonable attorneys' fees and expenses asserted against, imposed upon or incurred by Harvest or any affiliated party, directly or indirectly, caused (a) by reason of or resulting from or arising out of any material misrepresentation or any material breach or nonfulfillment of any representation, warranty, covenant and/or agreement of TRC contained in or made pursuant to this Agreement, and (b) by any obligation of Harvest, to the extent disclosed to TRC in this Agreement, for which Harvest (and any affiliated party of Harvest) is or may become personally liable.

     Section 10.3 Defense

                  10.3.1 Promptly after the  receipt by  any person  entitled to indemnification under this Article X of notice of (i) any claim or (ii) the commencement of any action or proceeding, such party (the "Aggrieved Party") will, if claim with respect thereto is made against any party obligated to provide indemnification pursuant to this
                         Article X (the "Indemnifying Party"), give such Indemnifying Party written notice of such claim or the commencement of such action or proceeding and shall permit the Indemnifying Party to assume the defense of any such claim or any proceeding or litigation resulting from such claim, unless the action or proceeding seeks an injunction or other similar relief against the Aggrieved Party or there is a conflict of interest between it and the Indemnifying Party in the conduct of the defense of such action. Failure by the Indemnifying Party to notify the Aggrieved Party of its election to defend any such proceeding or action within a reasonable time, but in no event more than fifteen
                         (15) days after written notice thereof shall have been given to the Indemnifying Party, shall be deemed a waiver by the Indemnifying Party of its right to defend such action.

                  10.3.2 If the  Indemnifying  Party assumes  the defense of any such claim or litigation resulting therefrom with counsel reasonably acceptable to the Aggrieved Party, the obligations of the Indemnifying Party as to such claim shall be limited to taking all steps necessary in the defense or settlement of such claim or litigation resulting therefrom and to holding the Aggrieved Party harmless from and against any losses, damages and liabilities caused by or arising out of any settlement of, or any judgment entered in connection with, such claim or litigation. The Aggrieved Party may participate, at its expense, in the defense of such claim or litigation provided that the Indemnifying Party shall direct and control the defense of such claim or litigation. The Aggrieved Party shall cooperate and make available all books and records reasonably necessary and useful in connection with the defense. The Indemnifying Party shall not, in the defense of such claim or any litigation resulting therefrom, consent to entry of any judgment, except with the written consent of the Aggrieved Party, or enter into any settlement, except with the written consent of the Aggrieved Party.

                  10.3.3 If  the  Indemnifying  Party  shall   not  assume   the
                         defense of any such claim or litigation resulting therefrom, the Aggrieved Party may defend against such claim or litigation in such manner as it may deem appropriate and reasonably satisfactory to the Aggrieved Party. The Indemnifying Party shall promptly reimburse the Aggrieved Party for the amount of all expenses, legal or otherwise, as incurred by the Aggrieved Party in connection with the defense against or settlement of such claim or litigation. No settlement of claim or litigation shall be made without the consent of the Indemnifying Party, which consent shall not be unreasonably withheld. If no settlement of the claim or litigation is made, the Indemnifying Party shall promptly reimburse the Aggrieved Party for the amount of any judgment rendered with respect to such claim or in such litigation and of all expenses, legal or otherwise, as incurred by the Aggrieved Party in the defense against such claim or litigation.

                  10.3.4 Notwithstanding   anything  to   the   contrary  herein
                         contained, TRC shall be entitled to control any cleanup, containment, remediation, related proceeding, or other action or proceeding arising from or in connection with any environmental, health or safety liability or any hazardous materials or activities.

     Section 10.4 Remedies Non-Exclusive. The remedies provided in this Article X shall not be exclusive of or limit any other remedies that may be available to either party in the event of a breach of this Agreement.


                                  ARTICLE XI.
                            CONDITIONS TO THE MERGER

     Section 11.1 Conditions Precedent to Performance by Harvest. The obligations of Harvest under this Agreement are subject to the satisfaction of the following conditions (any or all of which may be waived by Harvest in its sole discretion to the extent permitted by law):

          11.1.1 Board and Stockholder Approval. The Merger shall have been effectively adopted and approved at or prior to the Effective Date by the Board of Directors and shareholders of TRC in accordance with applicable law.

          11.1.2 Representations; True Representations and Covenants Performed. The representations and warranties of TRC set forth herein shall be true and correct in all material respects immediately prior to the Closing with the same effect as if made at that time. TRC shall have performed all obligations and complied with all covenants required by this Agreement to be performed or complied with by them on or prior to the Closing.

          11.1.3 No Litigation Affecting Merger. No judgment, decree, order or ruling of any court or regulatory or governmental authority shall have been issued or entered against TRC which would be violated by the consummation of this transaction, and no person or entity which is not a party to this Agreement shall have commenced any litigation against TRC seeking to restrain or prohibit, or to obtain substantial damages in connection with, this Agreement or the transactions contemplated hereby.

          11.1.4 Securities Laws. All approvals, consents, permits, licenses or qualifications from authorities administrating the securities or "blue-sky" laws of any state having jurisdiction required for the consummation of this transaction shall have been obtained and shall be effective.

          11.1.5 Regulatory Compliance, Approvals and Consents. TRC shall have complied with all legal provisions applicable to this transaction, and all approvals required under any legal provision to carry out this transaction, and all consents required to be obtained in connection with this transaction in order to avoid a default under any contract, agreement, commitment, lease, mortgage, instrument or other document to or by which any of TRC is a party or may be bound, shall have been obtained on terms reasonably satisfactory to Harvest.

          11.1.6 Filings. A duly certified, executed and acknowledged copy of articles of merger with respect to the merger shall have been filed with the appropriate Secretary in accordance with applicable law and a duly certified, executed and acknowledged copy of this Agreement, or a certificate of merger with respect thereto, shall have been filed with the appropriate Secretary in accordance with applicable law.

     Section 11.2 Conditions Precedent to Performance by TRC. The obligations of TRC under this Agreement are subject to the satisfaction of the following conditions (any or all of which may be waived by TRC in their sole discretion to the extent permitted by law):

          11.2.1 Board Approval. This Agreement and the transactions and matters contemplated herein shall have been effectively adopted and approved at or prior to the Closing by the Boards of Directors of Harvest and Hartan, respectively, and the shareholders of Hartan in accordance with applicable law, and Harvest and Hartan shall have delivered such certificates and evidence of the same as reasonably requested by TRC. Those matters include, without limitation, 'the approval of the Hartan shareholder on the merger contemplated herein, and approval of a change of management, as required by this Agreement..


          11.2.2 Representations True and Covenants Performed. The representations and warranties of Harvest and Hartan set forth herein shall be true and correct in all material respects immediately prior to the Effective Date with the same effect as if made at that time. Harvest and Hartan shall have performed all obligations and complied with all covenants required by this Agreement to be performed or complied with by them on or prior to the Effective Date. The President of Harvest and Hartan shall have delivered to TRC a certificate to such effect.

          11.2.3 No Litigation Affecting Merger. No judgment, decree, order or ruling of any court or regulatory or governmental authority shall have been issued or entered against Harvest and Hartan which would be violated by the completion of the Merger, and no person or entity which is not a party to this Agreement shall have commenced any litigation against Harvest or Hartan seeking to restrain or prohibit, or to obtain substantial damages in connection with, this Agreement or the transactions contemplated hereby.

          11.2.4 Securities Laws. All approvals, consents, permits, licenses or qualifications from authorities administering the securities or "blue-sky" laws of any state having jurisdiction required for the consummation of the merger shall have been obtained and shall be effective.

          11.2.5 Regulatory Compliance, Approvals and Consents. Harvest and Hartan shall have complied with all legal provisions applicable to this transaction, and all approvals required under any legal provision to carry out this transaction, and all consents required to be obtained in connection with this transaction in order to avoid a default under any contract, agreement, commitment, lease, mortgage, instrument or other document to or by which Harvest or Hartan is a party or may be bound, shall have been obtained on terms reasonably satisfactory to TRC.

          11.2.6 Filings. A duly certified, executed and acknowledged copy of this Agreement, or a certificate of merger with respect thereto, shall have been filed with the appropriate state Secretary in accordance with applicable law and


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


a duly certified, executed and acknowledged copy of articles of merger with respect to the Merger shall have been filed with the appropriate Secretary in accordance with applicable law.


                                  ARTICLE XII.
                                     NOTICES

     Section 12.1 Notices. All notices, requests, demands and other communications required or permitted to be given hereunder or with respect hereto shall be in writing, and may be given by (a) personal service, (b) first-class United States mail postage prepaid, (c) overnight delivery service, charges prepaid or (d) telecopy or other means of electronic transmission, if confirmed promptly by any of the methods specified in clauses (a)-(c) of this sentence, and will be deemed to have been duly given or made when delivered personally, when mailed first-class, postage prepaid, registered or certified mail, overnight delivery service, charges prepaid or when sent by electronic transmission, to the respective parties, as follows:

     If to Harvest:    Harvest Restaurant Group, Inc,
                       1250 N.E. Loop 410, Suite 335
                       San Antonio, Texas 78209
                       Attention:  William J. Gallagher
                       Telecopy:  (210) 824-6725

     Copy to:          Rosenberg, Tuggey, Agather, Rosenthal & Rodriquez P.C.
                       140 E. Houston Street, 2nd Floor
                       San Antonio, Texas 78205
                       Attention: Timothy N. Tuggey
                       Telecopy:  (210) 225-1800

     If to Hartan:     Hartan, Inc.
                       c/o Harvest Restaurant Group, Inc.
                       1250 N.E. Loop 410, Suite 335
                       San Antonio, Texas 78209
                       Attention:  William J. Gallagher
                       Telecopy:  (210) 824-6725

     Copy to:          Rosenberg, Tuggey, Agather, Rosenthal &
                       Rodriguez P.C.
                       140 E. Houston Street, 2nd Floor
                       San Antonio, Texas 78205
                       Attention:  Timothy N. Tuggey, Esq.
                       Telecopy:  (210) 255-1800

     If to TRC:        TRC Acquisition Corporation
                       2662 Holcomb Bridge Rd., Suite 320
                       Alpharetta, Georgia 30022
                       Attention: Clyde Culp III
                       Telecopy:  (770) 518-1443


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


     Copy to:          Nelson Mullins Riley & Scarborough, L.L.P.
                       First Union Plaza, Suite 1400
                       999 Peachtree Street, N.E.
                       Atlanta, GA 30309
                       Attention:  Wade H. Stribling, Esq.
                       Telecopy:  (404) 817-6194

     Section 12.2 Change of Address. Any of the parties hereto may change the address to which such communications are to be directed to it or him by giving written notice to the other parties in the manner provided in Section 11.01.

                                 ARTICLE XIII.
                                     GENERAL

     Section 13.1 Governing Law. This Agreement and the performance of the transactions contemplated hereby shall be governed by and construed and enforced in accordance with the laws of Texas, notwithstanding any contrary application of conflicts of laws principles.

     Section 13.2 Press Releases. The parties hereto agree to use their best efforts to coordinate the preparation of and making of any public announcements of the transactions contemplated by this Agreement. No such release or public announcement pertaining to the transactions contemplated by this Agreement may be made by either party without the prior written consent of the other party, unless such release or announcement is required by law.

     Section 13.3 Entire Agreement. This Agreement amends and restates the Original Agreement, as previously amended, in its entirety. Any provision in the Original Agreement, as so amended, that conflicts with this Agreement shall be deemed to be superseded in its entirety and of no effect, and in such event the provisions of this Agreement shall control. This Agreement, as so amended and restated, and the Recitals and Schedules hereto and the agreements, documents and instruments referred to herein, set forth the entire agreement and understanding of the parties in respect of the transactions contemplated hereby and supersede all prior agreements, arrangements and understandings relating to the subject matter hereof, whether oral or written. The parties hereto have not relied upon any promises, representations, warranties, agreements, covenants or undertakings, other than those expressly set forth or referred to herein.

     Section 13.4 Successors. This Agreement and the various rights and obligations arising hereunder shall inure to the benefit of and be binding upon TRC, its respective successors and permitted assigns, and Harvest and its successors and permitted assigns. Neither this Agreement nor any of the rights, interests, or obligations hereunder shall be transferred or assigned (by operation of law or otherwise) by any of the parties hereto without the prior, written consent of the other parties.

     Section 13.5 Modification. This Agreement may not be changed, amended, terminated, augmented, rescinded, or discharged (other than by performance), in whole or in part, except by a writing executed by the parties hereto, and no waiver of any of the provisions or conditions of this Agreement or any of the rights of a party hereto shall be effective or binding unless such waiver shall be in writing and signed by the party claimed to have given or consented thereto. Except to the extent that a party hereto may have otherwise agreed in writing, no waiver by that party of any condition of this Agreement or breach by the other party of any of its obligations or representations hereunder or thereunder shall be deemed to be a waiver of any other condition or subsequent or prior breach of the same or any other obligation or representation by the other party, nor shall any forbearance by the first part, to seek a remedy for any noncompliance or breach by the other party be deemed to be a waiver by the first party of its rights and remedies with respect to such noncompliance or breach.

     Section 13.6 Severability. If one or more provisions of this Agreement are held to be unenforceable under applicable law, such provision shall be excluded from this Agreement and the balance of the Agreement shall be interpreted as if such provision were so excluded and shall be enforceable in accordance with its terms.

     Section 13.7 Counterparts. This Agreement and any amendment or modification hereof may be executed simultaneously in two or more counterparts, each of which shall be deemed an original, but all of which taken together shall constitute one and the same instrument.

     Section 13.8 Signatures by Facsimile. Any facsimile signature of any party hereto shall constitute a legal, valid and binding execution hereof by such party.

     Section 13.9 Remedies of the Parties. TRC acknowledges that, in addition to all other remedies to which Harvest and Hartan are entitled, Harvest and Hartan shall have the right to enforce the terms of this Agreement by a decree of specific performance, provided Harvest and Hartan are not in material default hereunder. Harvest and Hartan acknowledge that, in addition to all other remedies to which TRC is entitled, TRC shall have the right to enforce the terms of this Agreement by a decree of specific performance, provided TRC is not in material default hereunder. The parties also agree that the rights and remedies of each party to this Agreement set forth in this Agreement and in all of the exhibits and schedules attached hereto and documents referred to herein shall be cumulative and shall inure to the benefit of each such party.

     Section 13.10 Arbitration. In the event of a dispute between the parties arising under this Agreement, the parties shall submit to binding arbitration before a single arbitrator in Atlanta, Georgia, under the Commercial Arbitration Rules of the American Arbitration Association. The decision of the arbitrator shall be final and binding with respect to the dispute subject to arbitration and shall be enforceable in any court of competent jurisdiction. Nothing in this paragraph 13.10 shall derogate from the rights of the parties to seek preliminary injunctive relief to preserve the status quo.

     Section 13.11 Attorney's Fees. In the event of arbitration or litigation filed or instituted between the parties with respect to this Agreement or related agreements, the prevailing party will be entitled to receive from the other party all costs, damages and expenses, including reasonable attorney's fees, incurred by the prevailing party in connection with that action or proceeding whether or not the controversy is reduced to judgment or award. The prevailing party will be that party who may be fairly said by the arbitrator(s) or the court to have prevailed on the major disputed issues.

     Section 13.12 Cooperation and Records Retention. TRC and Harvest shall (i) provide the other with access to such records, original or copies, or assistance as may reasonably be requested by them in connection with the preparation of any Tax Return, in connection with any audit or other examination by any Taxing authority or any judicial or administrative proceedings relating to liability for Taxes, or financial reporting obligations, (ii) each retain and provide the other, with any records or other information which may be relevant to any such Tax Return, audit or examination, proceeding or determination, or financial reporting obligations, and (iii) each provide the other with any final determination of any such audit or examination, proceeding or determination that affects any amount required to be shown on any Tax Return of the other for any period. All Tax Returns, supporting work schedules and other records or information which may be relevant to such Tax Returns for all tax periods or portions thereof ending before or including the Closing date shall remain with Harvest or TRC and shall be made available for inspection and copying by the parties hereto during normal business hours.

     Section 13.13 Disparagement. At no time shall Harvest, TRC or Hartan or any of their officers, directors or other representatives, disparage, denigrate or otherwise defame any other or the business, services, properties or assets, or any of the officers, directors, employees, agents or other representatives of Harvest, TRC or Hartan provided, however, that the foregoing shall in no way limit or preclude obligations of any party to comply with applicable law, and any disclosures required thereunder. The foregoing sentence shall create no liability on the part of any party to this Agreement or its officers, directors or other representatives due to unsubstantiated statements attributed to such party or its officers, directors or other representatives by a third party.

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                                       41

     IN WITNESS WHEREOF, the parties hereto have duly executed this Agreement and Plan of Merger as of the date first above written.

                                     TRC ACQUISITION CORPORATION


                                     /s/ Clyde Culp III
                                     -------------------------------------------
                                     By: Clyde Culp III
                                     Title: Chief Executive Officer


                                     HARVEST RESTAURANT GROUP, INC.


                                     /s/ William J. Gallagher
                                     -------------------------------------------
                                     By: William J. Gallagher
                                     Title: Chairman & Chief Executive Officer



                                     HARTAN, INC.


                                     /s/ William J. Gallagher
                                     -------------------------------------------
                                     By: William J. Gallagher
                                     Title: Chief Executive Officer


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